                                                                   EXHIBIT 10.66

  CONFIDENTIAL TREATMENT REQUESTED AS TO THOSE PORTIONS MARKED WITH ASTERISKS
  --------------------------------------------------------------------------
    (***) AND THOSE PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION
    -----------------------------------------------------------------------

                                LEASE AGREEMENT
               Newberg, Westside-Seghers, and Tillamook Branches


     THIS LEASE AGREEMENT ("Lease Agreement"), dated as of 12:01 p.m., Pacific Standard Time, August 18, 1995, is by and between SOUTHERN PACIFIC TRANSPORTATION COMPANY, a Delaware corporation, hereinafter called "SPTCo" in its non-lessor capacity or "Lessor" and PORTLAND & WESTERN RAILROAD, INC., a Delaware corporation, hereinafter called "Lessee";


                                    RECITAL:

     A. SPTCo has had negotiations with the Tri-County Metropolitan Transportation District ("Tri-Met") to sell the Leased Premises (as defined in
Section 1.02 below) to Tri-Met and Tri-Met has advised that as a condition precedent to a sale, that it desires SPTCo to enter into this Lease Agreement.

     B. Lessor desires to lease the Leased Premises to Lessee, and Lessee desires to lease the Leased Premises from Lessor, upon and subject to all of the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:


                                   SECTION I

                                LEASED PREMISES


     SECTION 1.01 -- LEASE -- Lessor does hereby lease to Lessee and Lessee does hereby lease from Lessor the Leased Premises. In the event that the Tri-Met Agreements close a sale occurs, and this Lease Agreement is assigned by Lessor to Tri-Met, SPTCo shall be a third party beneficiary of this Lease Agreement able to enforce the terms hereof.

     SECTION 1.02 -- LEASED PREMISES -- The "Leased Premises" shall mean all of Lessor's right, title and interest in and to the following (subject to the exclusions and reservations contained in this Lease Agreement): (a) the Land (as defined below); (b) "Track" meaning all rail and fastenings, switches and frogs complete, ties, ballast and signals located on the Land; (c) "Track
Support Structures" meaning all appurtenances to the Track, including without limitation bumpers, roadbed, embankment, bridges, trestles, tunnels, culverts and any other structures or things necessary for support or construction thereof, and, if any portion thereof is located in a thoroughfare, pavement, any crossing planks and other similar materials or facilities used in lieu of pavement or other street surfacing material at vehicular crossings of tracks, culverts, drainage facilities, crossing warning devices; and (d) any and all work required by lawful authority in connection with construction, renewal, maintenance and operation of said Track and Track Support Structures and all additions thereto.

     The "Land" shall mean all of the land of Lessor generally described as follows:

1. The TILLAMOOK BRANCH, from Milepost 741.59 near Willsburg Jct., Oregon to Milepost 770.50, near Schefflin, Oregon, as shown on Exhibit A; and
                                                          ---------

2. The WESTSIDE-SEGHERS BRANCH, from Milepost 764.80 near Hillsboro, Oregon to Milepost 754.57 near Seghers, Oregon, as shown on Exhibit A; and
                                                       ---------

3. The NEWBERG BRANCH, from Milepost 763.99 near Cook, Oregon, to Milepost 749.67, near Newberg, Oregon, as shown on Exhibit A.
                                               ---------

     EXCLUDING from the Leased Premises all Land described on Exhibit B hereto,
                                                              ---------
and

     RESERVING unto Lessor the rights specified in Section XV hereof.

     SECTION 1.03 "AS IS, WHERE IS" -- EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LESSEE SHALL LEASE THE LEASED PREMISES IN "AS IS, WHERE IS" CONDITION AND WITHOUT ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION THE DESIGN OR CONDITION OF THE LEASED PREMISES, ITS MERCHANTABILITY OR ITS FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE LEASED PREMISES OR CONFORMITY OF THE LEASED PREMISES TO ITS INTENDED USE. LESSEE ALSO AGREES TO LEASE THE LEASED PREMISES SUBJECT AND SUBORDINATE TO ALL:

     (a) reservations or exceptions of minerals or mineral rights, and all private and public easements, licenses, fencing requirements, permits and rights-of-way, however created, for crossings, pipelines, wirelines, fiber optic facilities, roads, streets, highways and other legal purposes;

     (b) existing and future building, zoning, subdivision and other applicable federal, state, county, municipal and local laws, ordinances and regulations;

     (c) encroachments or other conditions that may be revealed by a survey, title search or inspection;

     (d) all existing ways, alleys, privileges, rights, appurtenances and servitudes, agreements and matters of record, however created, liens of mortgage or deeds of trust, and Lessor's exclusive right to approve or deny any and all future easements, leases, licenses or rights of occupancy in, on, under, through, above, across or along the Leased Premises, or any portion thereof so long as such future easements, leases, licenses or rights of occupancy do not unreasonably interfere with Lessee's rail operations;

     (e) Lessor's reserved rights described in Article XV below, including without limitation, Lessor's reservation of the right to admit other operators to provide commuter or rail passenger service; and

     (f) the terms and provisions of a sale to Tri-Met, as the same may be entered into, assigned or amended from time to time, and the closing of the transactions contemplated thereby.

     (g) all existing leases, licenses or rights previously granted by Lessor and the income, rental and all other payments thereunder are exclusively reserved by Lessor, unless assigned in writing to Lessee.

     SECTION 1.04 -- RELATED AGREEMENTS -- Concurrently herewith, SPTCo and Lessee have entered into the following related agreements (the "Related Agreements"). The Related Agreements shall be effective on the Commencement Date (as defined in Section 2.01 below) and shall be executed in the form of the exhibits attached hereto.

     Exhibit C -- Trackage Rights Agreement: Willsburg Jct. -
                    Brooklyn
     Exhibit D -- Interchange Agreement
     Exhibit E -- Radio Frequency Use Agreement
     Exhibit F -- Cooperative Marketing Agreement
     Exhibit G -- Agreement Covering Handling of Agreement
                    Matters
     Exhibit H -- Track Conditions
     Exhibit I -- Bridge and Tunnel Condition
     Exhibit J -- Release of Parcel Form
     Exhibit K -- Assignment, Assumption and Indemnification
                    Agreement
     Exhibit L -- Dispatch Agreement

                                  SECTION II

                                  LEASE TERM


          SECTION 2.01 -- TERM -- Lessee shall commence freight rail operations on the Leased Premises on or prior to the third day following approval or exemption of this transaction by the Interstate Commerce Commission or its successor ("ICC") ("Commencement Date"). The initial term for this Lease Agreement shall commence on the Commencement Date and shall end at midnight on December 31, 2015; provided, however, that if Lessee has not commenced freight rail operations on the Leased Premises on or prior to September 30, 1995 this Lease Agreement shall automatically terminate without any further act of either party.

          SECTION 2.02 -- EXTENSION -- This Lease Agreement shall automatically be extended for one ten-year period commencing at 12:01 a.m. on January 1, 2015, unless either party notifies the other that this Lease Agreement shall not be so extended at least six (6) months prior to the commencement date of such extended term.

          SECTION 2.03 -- HOLDOVER -- If, subject to the right of Lessor to evict or remove Lessee from the Leased Premises by all available legal or equitable means, Lessee holds over and remains in possession of the Leased Premises following expiration of the initial or the extended term, or following termination of this Lease Agreement as to the Tillamook, Westside-Seghers, and/or the Newberg Branch pursuant to Section XIV, such holding over will create a month-to-month tenancy only. Any profits or losses from Lessee's railroad operations during the term hereof and any hold over period shall enure and accrue to Lessee.



                                  SECTION III

                                  RAIL SERVICE

          SECTION 3.01 -- USE OF LEASED PREMISES -- Beginning on the Commencement Date and throughout the term of this Lease Agreement, Lessee shall be entitled to full and exclusive use of the Leased Premises for the operation of common carrier rail freight service only and excursion and/or dinner trains on such schedules as permitted by the Lessor and not during times that commute or passenger service is provided ("E&D Service"). Lessee may not use the Leased Premises to provide any type of passenger or commuter service (other than E&D Service), unless SPTCo and any subsequent owner of the Leased Premises has provided its prior written consent to Lessee. Any such written consent by SPTCo and any subsequent owner of the Leased Premises may be withheld at its sole discretion or conditioned, in part, upon Lessee obtaining additional insurance coverage (at its sole cost and expense) and the assumption by Lessee of any additional liability arising from such passenger service. During the term hereof, Lessor shall not have the right to operate rail freight trains over the Leased Premises or otherwise exercise rights over the Leased Premises except as specifically set forth herein, nor shall it grant such rights to any third party without the consent of Lessee. Lessor warrants that as of the Commencement Date of this Lease Agreement, there is no other freight rail carrier to which Lessor has granted rights to operate upon the Leased Premises, except as shown on Schedule
                                                                       --------
3.01.
- -

          SECTION 3.02 -- DISCONTINUANCE OR SUSPENSION OF OPERATION --During the term of this Lease Agreement, Lessee shall not suspend or discontinue its operation as a common carrier by rail over all or any part of the Leased Premises without first applying for and obtaining from the ICC and any other regulatory agency with jurisdiction, any necessary certificate of public convenience and necessity or other approvals or exemptions from regulation for such discontinuance of operations over the Leased Premises; provided, however, that Lessee shall not seek such regulatory authority as is needed, take any action to suspend or discontinue its operations on the Leased Premises, without first receiving written concurrence from Lessor. Such concurrence may be waived by mutual written consent and shall not be required for a discontinuance resulting from an event of force majeure or a lawful embargo not resulting from Lessee's failure to properly maintain the Trackage as outlined in Section 3.03. If Lessor does not concur with an abandonment or discontinuance requested by Lessee, Lessor will subsidize Lessee's continued operation of the designated line segment with such subsidy calculated in accordance with 49 USC 10905. Applications or petitions by Lessee to the ICC seeking authority to discontinue rail service shall be filed jointly with Lessor at Lessor's request if Lessor desires concurrent abandonment authority; if such applications or petitions are filed jointly, filing fees imposed by the ICC shall be shared equally between the parties, with each party bearing its own costs.

          SECTION 3.03 -- MAINTENANCE OF TRACK AND TRACK SUPPORT STRUCTURES -- Lessee shall maintain the Track and Track Support Structures (other than as provided in Section 3.04 hereof) as required by applicable law and, in any event, at not less the FRA Class on the Commencement Date shown on Exhibit H,
                                                                   ---------
incorporated by reference hereby, ordinary wear and tear excepted, and shall complete or restore promptly and in good and workmanlike manner to at least such condition any Track or Track Support Structure or any building which may be constructed, damaged or destroyed thereon, (unless approval from Lessor regarding disposition of structures was obtained), and shall pay when due all claims for labor performed and material furnished therefor. Lessor shall own all material replaced in or added to the Track and Track Support Structures unless otherwise agreed to in writing by Lessor; materials removed from the Track and Track Support Structures shall become the property of Lessee provided that such materials are replaced by Lessee. No rail that is a part of the Track shall be replaced with lesser weight rail without the prior written consent of Lessor. Notwithstanding the above requirements, in the event of major damage or catastrophic destruction caused by forces of nature, Lessee after obtaining the requisite ICC authority may terminate its lease of the destroyed portion of the leasehold without any requirement to repair or remove damaged property, unless required by law or reasons of safety.

          SECTION 3.04 -- MAINTENANCE OF BRIDGES AND TUNNELS -- Lessee shall maintain all bridges and tunnels on the Leased Premises as required by applicable law and, in any event, in not less than the current condition as set forth in the report of the joint inspection of the bridges and tunnels by Lessee and Lessor, ordinary wear and tear excepted, which report shall be prepared not less than fifteen (15) days prior to the Commencement Date and attached to this Lease Agreement as Exhibit I.
                   ---------

          SECTION 3.05 -- COMPLIANCE WITH LAWS -- Lessee shall comply with all laws affecting the Leased Premises or requiring any alterations or improvements to be made thereon; shall not commit or permit waste thereof; shall not commit, suffer, or permit any act upon the Leased Premises in violation of law and shall do all other acts which from the character or use of the Leased Premises may be reasonably necessary. Without limiting the generality of the foregoing, Lessee expressly agrees that it shall perform all trash, waste and weed abatement required by law or as reasonably necessary in connection with the Leased Premises.

          SECTION 3.06 -- LESSOR'S RIGHT TO INSPECT -- Lessor shall have the right at any time upon reasonable notice and from time to time to inspect the Leased Premises. In the event that as a result of Lessor's inspection of the Leased Premises it is determined in the reasonable judgment of Lessor that any Track or Track Support Structure or any other facility fails to meet the appropriate standard of maintenance, Lessor shall so advise Lessee of the steps necessary to bring the Track, Track Structure or other facility into conformity with the applicable standard of maintenance. Thereafter, Lessee shall have a reasonable period of time, such time to be mutually agreed upon in writing, within which to take such corrective action.

          SECTION 3.07 -- RECORDS MAINTAINED -- Lessee shall maintain such full and complete records of all maintenance, rehabilitation, track relocation or removal performed on the Leased Premises as shall reasonably be required by Lessor and established by Lessor upon commencement of this Lease Agreement and shall keep all track profiles, bridge and tunnel records, and track charts up to date so as to show all program maintenance and rehabilitation performed on the Track and Track Support Structures; provided, however, Lessee shall not be responsible for updates to records retained by Lessor. Copies of updated records and track charts shall be provided by

Lessee to Lessor annually not later than September 30th of each calendar year and promptly upon any other request of Lessor.

          SECTION 3.08 -- COPIES OF REPORTS -- Lessee shall provide a copy of all reports of track inspections by Federal Railroad Administration ("FRA") or Oregon Public Utility Commission ("OPUC") or inspectors to Lessor promptly upon receipt of said reports; the term "reports" shall include any notices or citations alleging deficiencies from FRA track standards.

          SECTION 3.09 -- FUTURE PASSENGER SERVICE -- In the event that Tri-Met or any subsequent owner of the Leased Premises undertakes to provide passenger operations on the Leased Premises, either directly or through the designation of a passenger service operator, such service shall be permitted in accordance with the terms of the shared use agreement described in the Letter of Intent, as the same maybe entered into, assigned or amended from time to time. Lessor will use reasonable efforts to address Lessee's comments and concerns in any negotiations with Tri-Met or any subsequent owner of the Leased Premises.



                                   SECTION IV

                                     RENT

          SECTION 4.01 -- RENTAL -- In consideration for the terms of this Lease Agreement and subject to the terms and conditions set forth herein, Lessee agrees to pay SPTCo annual rent for the Leased Premises in the amount described in Table I, in arrears, calculated as of January 1 of each new year and payable on the last day of February of such year ("Full Rent"), beginning on the last calendar day of the year in which the Commencement Date occurred without deduction, counterclaim or offset.


                          Table I

            Tillamook .................  ***
            Seghers ...................  ***
            Newberg ...................  ***



        So long as Lessee (i) continues to interchange all revenue freight cars originating or terminating on the Leased Premises solely with SPTCo or Williamette & Pacific Railroad, Inc., and the Port of Tillamook Bay Railroad ("Permitted Interchange Carriers")/1/ Listed on Schedule 4.01, or another Permitted Interchange Carrier for origination or termination only and (ii) interchanges all

- --------------
        /1/ Note:  The Permitted Interchange Carrier must originate or terminate cars interchanged. The use of a Permitted Interchange Carrier to perform intermediate switching to deliver revenue freight cars to a carrier other than SPTCO or another Permitted Interchange Carrier or origination or termination only will be considered the same as Lessee directly interchanging revenue freight cars with that carrier for the purposes of assessing Annual Rent and Additional Rent.

revenue freight cars originating or terminating on the Leased Premises to or from SPTCo's lines at Brooklyn, Oregon (or other location designated by SPTCo) with a routing that provides for a SPTCo linehaul routing (a) solely over SPTCo's lines if such revenue freight cars are moving to or from destination or origin points served by SPTCo or (b) over SPTCo's long haul route if such revenue freight cars are moving to or from destination or origin points not served by SPTCo, except as otherwise provided in SPTCo's rail transportation contracts or tariffs, SPTCo will grant annual lease credits ("Annual Credits") as outlined in Table II, so long as Lessee continues to interchange all revenue freight cars originating and terminating on the Leased Premises solely with SPTCo, or its successor or assign. In no event shall the Annual Credits exceed the original Full Rent, as adjusted. Any Annual Credits calculated in excess of Full Rent have no value and cannot be applied to another Segment or carried forward against another year. Lessee shall submit certification to SPTCo that all revenue freight cars were interchanged as provided above, together with Lessee's rental payments and claim for Annual Credits (if any) no later than February 1 of each calendar year. Annual Rent will be calculated and reported during the first partial calendar year, but will not be assessed.



                         Table II

      Tillamook Annual Credit .......  ***
      Seghers Annual Credit..........  ***
      Newberg Annual Credit..........  ***

    Example:



Branch Segment       Carloads   Total Credit  Rent Due

 Tillamook               *
 Seghers                           ***
 Newberg                 *

*includes bridge or overhead traffic from Permitted Interchange
 Carriers delivered to SPTCo.

- ----------------------


Annual Rent shall be temporarily suspended for the appropriate segment during that period of time that Lessee has applied to the Interstate Commerce Commission, or appropriate regulatory agency for permission to abandon common carrier operation, and it is understood that such applications may be made repeatedly, however, should such authority not be granted, then full rent is due retroactively and payable within ten (10) days of the decision date, if no appeal or reapplication is pending.

        Should Lessee (i) interchange any revenue freight cars, trailers, containers, intermodal cars or other types of equipment used in revenue intermodal service (each, a "revenue freight car") with a carrier other than Lessor or a Permitted Interchange Carrier as specified on
Schedule 4.01 attached hereto and made a part hereof, (ii) interchange any revenue freight car to or from SPTCo's lines at Brooklyn, Oregon or at a location mutually agreed upon with a routing that does not provide for a SPTCo linehaul routing (a) solely over SPTCo lines if such revenue freight cars are moving to or from destination or origin points served by SPTCo or (b) over SPTCo long haul route if such revenue freight cars are moving to or from destination or origin points not served by SPTCo, except as otherwise provided in SPTCo 's rail transportation contracts or tariffs, Lessee
shall pay to SPTCo, additional rent ("Additional Rent") of ***             per
revenue freight car (for each revenue freight car, other than center beam flat
cars) and ***               per car for center beam flat revenue freight cars.

Notwithstanding the foregoing, in the event that Lessee is charged Additional Rent for any trailer, container, or other type of equipment that was transported by a rail car, Lessee shall not also be charged for the rail car itself. Notwithstanding any other provision of this Agreement, such payment shall be made by Lessee within thirty (30) days after any such interchange is effected and all such payments shall be accompanied by a listing of any cars interchanged, the dates thereof and such other information regarding each such car as SPTCo may require.

          Additional Rents shall be subject to annual increase or decrease on each July 1, commencing July 1, 1995, based on the relationship of the Association of American Railroads (or successor organization) Indices of Railroad Material Prices and Wage Rates for Railroads of Class I, Western District (material prices, wage rates and supplements combined, excluding fuel). Statistics for the year 1993 shall be used as the base year statistics, and the change effective July 1, 1995 shall be based on the relationship between 1994 statistics and 1993 statistics. Subsequent changes also shall be made on the basis of subsequent year to year changes in these statistics, pursuant to this Agreement. To the extent that Lessee pays to SPTCo either (i) an Interchange Charge (as defined in the Trackage Rights Agreement between the parties of even date herewith), or (ii) an Additional Rents payment, SPTCo may elect whether to treat such payment as either an Interchange Charge, or Additional Rents, but Lessee shall not owe duplicate (or triplicate) payments to SPTCo.

          SECTION 4.02 -- LATE PAYMENT RATE -- If Lessee fails to pay any installment of rent or any other payment required hereunder when due, and such failure continues for thirty (30) days, Lessee shall pay interest at the lower annual rate of 2% over the prime rate of BANK OF AMERICA N.A. or the highest annual rate allowed by law in effect on the day the rent or other payment was due, which interest shall accrue from the due date until the date of payment.

          SECTION 4.03 -- NO WAIVER -- Acceptance by SPTCo, it's successor, assigns or designees of rent or other payments shall not be deemed to constitute a waiver of any provision of the Lease Agreement.

          SECTION 4.04 -- PAYMENTS ADDRESS -- All payments under this Lease Agreement shall be sent to:

                                 Managing Director - Shortline Relations
                                 Southern Pacific Transportation Company
                                 1860 Lincoln Street, 12th Floor
                                 Denver, CO  80295

                       with copies to:

                                 Managing Director
                                 Plant Rationalization
                                 Southern Pacific Transportation Company
                                 Southern Pacific Building
                                 One Market Plaza
                                 San Francisco, CA  94105

                                 Real Estate Department
                                 Assistant Vice President, Room 870
                                 Southern Pacific Building
                                 One Market Plaza
                                 San Francisco, CA  94105

          SECTION 4.05 -- ADDITIONAL SECURITY -- As additional security for the payment by Lessee to Lessor of any sums of money required hereunder to be paid by Lessee, it is agreed that in the event Lessee fails, neglects or refuses to timely pay any sum due and owing to Lessor hereunder, Lessor may use any and all sums which it may collect from any third party and which may, in whole or in part, be payable to Lessee, as an offset against any and all payments for which Lessee is delinquent. In addition, any sums at any time due and payable to Lessee by Lessor may also be used by Lessor and credited to Lessor's account to the extent of any delinquent payment owed by Lessee to Lessor. Lessee does hereby waive any and all claims, demands and causes of action against Lessor which it may have or claim to have as a result of Lessor's use or implementation of the provisions of this SECTION 4.05 and/or any offset. Lessor shall provide written notice to Lessee of any actions taken under this section.

      SECTION 4.06 -- ADJUSTMENTS -- Full Rent, Additional Rent and the Annual Credit shall be adjusted upwards or downwards, on the same percentage basis as any adjustment made to the Switch Charge in the Cooperative Marketing Agreement in Exhibit F. Such adjustment affects the dollar charge for rental and not the
   ---------
number of revenue carloads required for credit.

          SECTION 4.07 -- RENTAL -- Rental shall include three percent (3%) of the gross amount paid to Lessee for each E&D Service. Ten (10) days after the end of each quarter, Lessee shall provide Lessor with a certificate specifying the date during the calendar quarter of the E&D Service the sponsor of the E&D Service and the gross amount paid to Lessee or stating that no E&D Service was provided during that calendar quarter.


                                   SECTION V

                              CONDITIONS PRECEDENT

          As conditions precedent to either party's obligations hereunder:

          SECTION 5.01 -- No Material, Adverse Change, No Work Stoppage -- Prior
                          ---------------------------------------------
to the Commencement Date there has not been any material adverse change to the physical condition of or in the business relating to the Leased Premises that would preclude Lessee from conducting rail freight operations in substantially the same manner as presently conducted by Lessor. There shall not be a work stoppage imminent or in effect on the lines of Lessor or any of its affiliated companies or on the Leased Premises as a result of the execution and/or implementation of this Lease Agreement.

          SECTION 5.02 -- EXEMPTION OR REGULATORY APPROVAL -- Lessee shall have acquired the right to conduct rail freight service over the Track and Track Support Structures located on the Leased Premises from the ICC and shall have obtained such judicial, administrative agency or other regulatory approvals, authorizations or exemptions as may be necessary to enable it to undertake its obligations hereunder.

          SECTION 5.03 -- NO IMPEDIMENT -- Lessor and Lessee shall not be prevented from fulfilling their respective obligations under this Lease Agreement as a result of legislative, judicial or administrative action.

          SECTION 5.04 -- NO BAR -- Lessee shall not have discovered any contract, agreement, award, judgment, title defect or condition of the Leased Premises which would prevent Lessee from operating a rail freight operation on the Leased Premises in substantially the same manner as presently conducted by Lessor.

                                   SECTION VI

                            ACCOUNTING AND REPORTING


          SECTION 6.01 -- INSPECTION -- Lessor and its agents shall have the right at any time upon reasonable notice to inspect Lessee's books, records, or any other reports or supporting documents or materials necessary to determine compliance with any provisions of this Lease Agreement. Such inspection shall be conducted during normal business hours and Lessee shall make its facilities available to Lessor's inspectors to permit such inspection without undue interference with Lessee's operations. Any direct expense arising from the inspection shall be borne by Lessor.



                                  SECTION VII

                         MODIFICATIONS AND IMPROVEMENTS

          SECTION 7.01 -- PROPER USES OF LEASED PREMISES -- Lessee shall not use nor permit the use of the Leased Premises in any manner that would tend to create waste or a nuisance or would materially interfere with the continued commercial, industrial or transportation corridor uses of the Leased Premises. In using the Leased Premises, and in constructing, maintaining, operating and using the Track and Track Support Structures, Lessee shall comply with any and all requirements imposed by federal or state statutes, or by ordinances, orders or regulations or any governmental body having jurisdiction thereover, including, but not limited to, building and zoning ordinances regulating the occupancy, use or enjoyment of the Leased Premises or regulating the character, dimensions or location of any Track and Track Support Structures on the Leased Premises.

          SECTION 7.02 -- CONSTRUCTION OR RELOCATION OF TRACKS --Subject to
Section III hereof, Lessee may construct or relocate sidetracks or industrial spur tracks on the Leased Premises as required in the ordinary course of business so long as such work is done in conformity with applicable governmental regulations. Sidetracks or industrial spurs may not be removed from the Leased Premises without the prior written consent of Lessor, which consent will not be unreasonably withheld and in the event any tracks are removed and track materials sold for salvage, the net proceeds (after deducting the removal costs) of such sale shall belong to Lessor unless otherwise agreed to in writing.

                                 SECTION VIII

                         REPRESENTATIONS AND WARRANTIES


          SECTION 8.01 -- LESSOR -- Lessor represents and warrants that, as of the date hereof and of the Commencement Date:

          (a) It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and able to do business in the State of Oregon.

          (b) It has full statutory and corporate power and authority to enter into this Lease Agreement, subject to necessary regulatory authority, and to carry out the obligations of Lessor hereunder.

          (c) The Lease Agreement and each Related Agreement thereto have been duly authorized, executed and delivered and the entering into and performance by Lessor of this Lease Agreement does not and will not violate any judgment, order, law or regulation applicable to Lessor or any provisions of Lessor's certificate of incorporation or by-laws or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of the Lessor or on the Leased Premises (other than created by this transaction) pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument known to which Lessor is a party.

          (d) Its execution of and performance under this Lease Agreement does not violate any rule, regulation, order, writ, injunction or decree of any court, administrative agency or governmental body, or any contract to which Lessor is party.

          (e) Lessor shall bear any and all costs of protection of its current employees arising from any labor protective conditions imposed by the ICC, any other regulatory agencies, or state as a result of Lessor entering into this Lease Agreement or implementing the transactions contemplated hereunder.

          (f) Provided that Lessee continues to comply with all the conditions and restrictions contained within the instruments and documents that vested an interest in, or title to, the Property in Lessor, Lessor has sufficient title to the Leased Premises to permit its continued use as a freight railroad corridor by Lessee, sufficient to allow Lessee to operate rail freight trains in substantially the same manner as freight train operations have been conducted by Lessor.

          (g) To Lessor's actual knowledge without any obligation to inquire or investigate, Lessor has not received any notice from any governmental agency of any alleged violation of environmental law, rule, regulation or ordinance or any judgment pursuant to any environmental law, rule, regulation or ordinance relating to the Leased Premises, except as disclosed in Schedule 8.01(g).
                                 ----------------

          SECTION 8.02 -- LESSEE -- Lessee represents and warrants that, as of the date hereof and as of the Commencement Date:

          (a) It is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and able to do business in the State of Oregon.

          (b) It has full statutory and corporate power and authority to enter into this Lease Agreement, and subject to necessary judicial and regulatory authority, to carry out its obligations hereunder.

          (c) The Lease Agreement and each Related Agreement thereto have been duly authorized, executed and delivered and the entering into and performance by Lessee of this Lease Agreement does not and will not violate any judgment, order, law or regulation applicable to Lessee or any provisions of Lessee's certificate of incorporation or by-laws or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of the Lessee or on the Leased Premises (other than created by this transaction) pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Lessee is a party.

          (d) Upon expiration of the original or any extended term of this Lease Agreement or upon termination hereof by Lessor pursuant to SECTION XIV, Lessee shall bear any and all costs of protection of its current or future employees, including former employees of Lessor that may be employed by Lessee, arising from any labor protective conditions imposed by the ICC, any other regulatory agency or statute as a result of Lessee's lease or operation of the Leased Premises and any related agreements or arrangements, or arising as a result of the termination of this Lease Agreement. Nothing contained herein is intended to be for the benefit of any such employee nor should any employee be considered a third party beneficiary hereunder. Nothing in this Lease Agreement shall be construed as an assumption by Lessee of any obligations to Lessor's current or former employees under collective bargaining or other agreements that may exist or have existed between Lessor and its employees, or any of them.

          (e) Lessee and its affiliates have filed or caused to be filed all Federal, state, local and foreign tax returns required to be filed and have paid or caused to be paid all taxes shown to be due and payable on such returns or any assessments received by Lessee or any of its affiliates, to the extent such taxes are due and payable except to the extent (i) such taxes are being contested in good faith, or (ii) such failure to file tax returns or pay taxes would not have any material adverse effect on the properties, business, prospects, profits, or condition of Lessee.


                                   SECTION IX

                            COVENANTS OF THE PARTIES

          SECTION 9.01 -- UTILITY BILLS -- Except as provided below, during the term hereof, Lessee shall pay prior to delinquency all bills for utilities, including without limitation those for water, weed abatement, sewer, gas and electric service to the Leased Premises. If any bill is paid by Lessee on or after the Commencement Date applicable to any period prior to the Commencement Date, or is attributable to properties of Lessor that are not a part of the Leased Premises and owned by Lessor, Lessor shall promptly reimburse Lessee for the amounts attributable to such periods or properties within thirty (30) days after receipt of Lessee's request for reimbursement and a copy of the bill in question. If Lessor is required to, or does pay, any such bill, Lessee shall promptly reimburse Lessor within thirty (30) days of receipt of a bill or bills therefor. If the Leased Premises are not billed separately but as a part of a larger tract or parcel, Lessee and Lessor shall each pay that portion of such bills as is attributable to its usage on or in connection with Leased Premises.

          SECTION 9.02 -- DEFENSE OF TITLE --

          (a) Lessee shall at its sole cost and expense protect and defend Lessor's title against all persons claiming through Lessee and at all times keep the Leased Premises free from any legal process or encumbrance whatever arising through Lessee, including without limitation mechanics' and execution liens, attachments and levies (except any created by or under or through Lessor), and shall give Lessor immediate written notice of any such legal process or encumbrance and shall indemnify, defend, protect and hold harmless Lessor from same and from any loss caused thereby, except those arising prior to the Commencement Date. Lessee shall notify Lessor of any and all encroachments on the Leased Premises.

          (b) Subject to its sell the Leased Premises, Lessor shall at its sole cost and expense protect and defend its title against all persons and shall at all times keep the Leased Premises free from any legal process against Lessor or encumbrance by Lessor that could materially and adversely affect Lessee's operations.

          SECTION 9.03 -- COMPLIANCE WITH LAWS; WASTES AND POLLUTION -- During the term of the Lease Agreement, Lessee shall comply with all federal, state, and local laws, rules, regulations, and ordinances applicable to the Leased Premises, including but not limited to those controlling air, water, weed abatement, noise, hazardous waste, solid waste, and other pollution or relating to the storage, transport, release, or disposal of hazardous materials, substances, waste, or other pollutants. Except to the extent that such activities are the responsibility of Lessor under Section 9.04, Lessee, at its sole cost and expense shall make all modifications, repairs, or additions to the Leased Premises, and implement and bear the expense of any and all structures, devices, equipment, or any remedial or monitoring actions which may be required under any such laws, rules, regulations, ordinances, or judgments, which if attached to the Land shall become owned by Lessor. During the term of this Lease Agreement, Lessee shall not dispose of any wastes of any kind, whether hazardous or not, on the Leased Premises. Lessee shall not handle or store hazardous waste or hazardous substances on the Leased Premises other than as may be used by Lessee in its operations in the normal course of business or as may be transported by Lessee in its capacity as a common carrier by rail. Without limiting the generality of the foregoing, at each location that Lessee parks its locomotives, Lessee shall install drip pans and a recovery system for fuel drippings that meet or exceed legal requirements within six (6) months after the Commencement Date.

          SECTION 9.04 -- HAZARDOUS MATERIALS --

          (a) Hazardous Materials, as used herein, shall mean any material or substance that is defined or classified, as of the Commencement Date, as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601(14)) or Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S) 1321); a "hazardous waste" pursuant to Section 1004 or Section 3001 of the Resources Conservation and Recovery Act (42 U.S.C. (S)(S) 6903, 6921); a toxic pollutant under Section 207(a)(1) of the Federal Water Pollution Control Act (33 U.S.C. (S) 1317(a)(1); a "hazardous air pollutant" under Section 112 of the Clean Air Act (42 U.S.C.
(S) 7412); or a "hazardous material" under the Hazardous Materials Transportation Uniform Safety Act of 1990 (49 U.S.C. (S) 1802(4)).

          (b) Lessee acknowledges that it is being afforded extensive access to the Leased Premises in order to make an on-site inspection thereof and have independent Consultants prepare environmental studies regarding the presence of Hazardous Materials. Lessee, however, does not hereby waive any right it may have against Lessor for contribution or indemnification under applicable federal and state law as a result of liability for the presence of any Hazardous Materials on, in or under the Property on the Commencement Date, whether or not Lessee has knowledge of the presence of such Hazardous Materials. To the extent that Lessor is held liable by any federal or state agency or a court of competent jurisdiction for the presence of any Hazardous Materials on, in or under the Leased Premises on the Commencement Date, Lessor may elect to assume all responsibility for correspondence and negotiations with any governmental or quasi-governmental agency with jurisdiction over the environmental condition of the Leased Premises, and to draft, coordinate and implement any remedial action plan that may be required for the Leased Premises. If Lessor does not so elect, Lessor shall be liable to Lessee for all costs and expenses, if any, that Lessee may incur in drafting, coordinating and/or implementing any such remedial action plan that is required for the Leased Premises.

          (c) Upon expiration or earlier termination of the term of this Lease Agreement, Lessee shall cause all hazardous substances to be removed from the Leased Premises (except such hazardous substances, if any, as were located in the Leased Premises prior to the commencement of Lessee's occupancy thereof) and to be transported for use, storage, or disposal in accordance and compliance with all applicable hazardous substances laws; provided, however, that Lessee shall not take any remedial action in response to the presence of any hazardous substances in or about the Leased Premises, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to any hazardous substances in any way connected with the Leased Premises, without first notifying Lessor of Lessee's intention to do so and affording Lessor ample opportunity to appear, intervene, or otherwise appropriately assert and protect Lessor's interest with respect thereto.

          SECTION 9.05 -- NOTICE OF RELEASES OF HAZARDOUS MATERIALS --Lessee shall promptly furnish Lessor written notice of any and all:

          (a) releases of Hazardous Materials affecting the Leased Premises or any adjacent property of which it becomes aware which occur during the term of this Lease Agreement regardless of whether such releases are required to be reported to any federal, state, or local authority; and

          (b) alleged water or air permit condition violations. Such written notice shall identify the substance released, the amount released and the measures undertaken to clean up and remove the released material and any contaminated soil or water, the nature and extent of the alleged violation and the measures taken to eliminate the violation, and shall certify that Lessee has complied with all applicable regulations, orders, judgments or decrees in connection therewith, or the date by which such compliance is anticipated to be effected. Lessee shall also provide Lessor with copies of any and all reports made to any governmental agency which relate to such releases or such alleged violations during the term of this Lease Agreement.

          SECTION 9.06 -- RIGHT TO INSPECT AND CORRECT -- During the term of this Lease Agreement, Lessor shall have the right to enter, inspect and test the Leased Premises for the purpose of inspecting the Leased Premises to ensure compliance with the requirements of this Section IX. If Lessor detects any violation, including any contamination of the Leased Premises which is the responsibility of Lessee under this Section IX, Lessor shall notify Lessee in writing of the violation. Upon receipt of such notice Lessee shall take immediate steps to eliminate the violation or remove the contamination to the satisfaction of any governmental agency with jurisdiction over the subject matter of the violation. Should Lessee inadequately remedy or fail to eliminate the violation, Lessor or its representative shall have the right, but not the obligation, to terminate this Lease Agreement and/or to enter the Leased Premises and to take whatever corrective action Lessor deems necessary to eliminate the violation, at the sole cost and expense of Lessee. Lessee shall reimburse Lessor for any and all amounts expended by Lessor promptly following Lessor's demand. Should it subsequently be determined that the contamination or violation was Lessor's responsibility under Section 9.03, Lessor shall promptly reimburse Lessee for any and all amounts expended by Lessee in seeking to remedy or eliminate the condition or violation.

          SECTION 9.07 -- NO STATUTE OF LIMITATIONS -- As between the parties, Lessee and Lessor waive and shall not assert as a defense any statute of limitations applicable to any controversy or dispute arising between the parties under this Section IX.

          SECTION 9.08 -- EMPLOYMENT OF SPTCO'S EMPLOYEES -- To the maximum extent practical, Lessee shall offer employment to active employees of SPTCo in preference to others. Lessee shall have no obligation to hire SPTCo's employees if:

     (a)  it has no openings;

     (b)  in Lessee's sole judgment,

          (1) no qualified employee of SPTCo applies for an opening or accepts employment on Lessee's terms; or

          (2)  another applicant is better qualified; or

     (c) any law requires Lessee to hire otherwise, including but not limited to equal opportunity, affirmative action, veterans' right, or the Rock Island or Milwaukee Road Acts.

     SECTION 9.09 -- EMPLOYMENT UPON EXPIRATION OR TERMINATION OF LEASE -- Upon expiration of the original or any extended term of this Lease Agreement or upon termination hereof by Lessor pursuant to Section XIV, Lessor shall offer employment preference to active employees of Lessee subject to the limitations contained in Section 9.08 and Lessee shall bear any and all costs of protection of its current or future employees, including former employees of Lessor that may be employed by Lessee, arising from any labor protective conditions imposed by the ICC, any other regulatory agency or statute as a result of Lessee's lease or operation of the Leased Premises and any Related Agreements or arrangements, or arising as a result of the termination of this Lease Agreement. Nothing contained herein is intended to be for the benefit of any such employee nor should any employee be considered a third party beneficiary hereunder. Nothing in this Lease Agreement shall be construed as an assumption by Lessee of any obligations to Lessor's current or former employees under collective bargaining or other agreements that may exist or have existed between Lessor and its employees, or any of them.

     SECTION 9.10 -- NO ASSIGNMENT -- Except as provided by Exhibit K, Lessee covenants not to assign, sublease or in any other manner admit another party to possession or use of any or all of the Leased Premises without Lessor's prior written consent which consent Lessor may withhold in its sole discretion.

     SECTION 9.11 -- OTHER COMPANIES -- Lessee covenants not to enter into any commercial arrangement with any other transportation company with respect to the Leased Premises, including but not limited to joint operations and haulage, interchange, without Lessor's prior written consent, which consent Lessor may withhold in its sole discretion. All requests under this Section 9.11 to Lessor shall be directed to Director-Short Line Relations, 1860 Lincoln, Denver, CO 80295.

     SECTION 9.12 -- INTERCHANGE -- Revenue freight cars originating or terminating on the Leased Premises shall be interchanged with the Permitted Interchange Carriers or SPTCo at Brooklyn or such other location as maybe agreed upon by SPTCo and the Lessee.


                                   SECTION X

                                 EMINENT DOMAIN

     SECTION 10.01 -- EMINENT DOMAIN PROCEDURES -- In the event that at any time during the term of this Lease Agreement the whole or any part of the Leased Premises shall be taken by any lawful power by the exercise of the right of eminent domain for any public or quasi-public purpose the following provisions shall be applicable.

     SECTION 10.02 -- MATERIAL INTERFERENCE -- If such proceedings shall result in the taking of the whole of the Leased Premises or a portion of the Leased Premises which materially interferes with Lessee's use of the Leased Premises for freight railroad purposes, Lessee shall have the right, upon written notice to Lessor, to terminate this Lease Agreement in its entirety. In that event, and subject to any necessary regulatory approvals or exemptions, this Lease Agreement shall terminate and expire on the date title to the Leased Premises vests in the condemning authority, and the rent and other sums or charges provided in this Lease Agreement shall be adjusted as of the date of such termination.

     SECTION 10.03 -- NON-MATERIAL INTERFERENCE -- If such proceeding shall result in the taking of a portion of the Leased Premises which does not materially interfere with Lessee's use of the Leased Premises for freight railroad purposes, then this Lease Agreement shall continue for the balance of its term as to the part of the Leased Premises remaining, without any deduction, abatement or offset in respect of rent or any other sum or charge to be paid by the Lessee under the provisions of this Lease Agreement.

     SECTION 10.04 -- ALLOCATION -- Lessor shall be entitled to any and all funds payable for the total or partial taking of the Leased Premises without any participation by Lessee; provided, however, that nothing contained herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority for loss of its leasehold estate.

     SECTION 10.05 -- NOTICE OF EMINENT DOMAIN -- Each party shall provide prompt notice to the other party of any eminent domain proceeding involving the Leased Premises. Each party shall be entitled to participate in any such proceeding, at its sole cost and expense, and to consult with other party, its attorneys, and experts. Lessee and Lessor shall make all reasonable efforts to cooperate with each other in the defense of such proceedings and to use best efforts to ensure Lessee's continued ability to use the Leased Premises for the conduct of freight railroad operations.



                                   SECTION XI

                         INDEMNIFICATION AND INSURANCE

     SECTION 11.01 -- INDEMNIFICATION ALLOCATION OF RISK --

     (a) It is the express intent of Lessor and Lessee that Lessee shall protect, defend, hold harmless, and indemnify Lessor and/or SPTCo from and against any and all liability, damage, expense, cost, claim or suit of any kind whatsoever, including attorney's fees (collectively, "Liability"), incurred by or assessed against Lessor and/or SPTCo, its agents, employees, affiliated companies and its successors and assigns on account of injuries, death, or property loss or damage or government assessment or penalty or any other matter arising on or after the Commencement Date from Lessee's use, operation or maintenance of the Leased Premises, including, Liability proximately caused or contributed to by the acts, omissions or negligence of Lessor and/or SPTCo, except, however, Liability arising from the sole acts, omissions or negligence of Lessor and/or SPTCo or the criminal conduct of Lessor and/or SPTCo. All Liability, including Liability for any injury, death, or property loss or damages, arising in connection with hazardous substances or environmental conditions shall be governed by the provisions of
Section 9.04 hereof. The foregoing notwithstanding, neither party shall have any claim against the other party for interruption of or delay to such party's business or for loss of profit or income.

     (b) Except as otherwise provided herein, it is the express intent of Lessor and Lessee that Lessor shall protect, defend, hold harmless, and indemnify Lessee from and against any and all Liability incurred by or assessed against Lessee, its agents, employees, affiliated companies and its successors and assigns on account of events occurring on the Leased Premises prior to the Commencement Date except, however, Liability arising from the sole acts, omissions or negligence of Lessee or its affiliates or the criminal conduct of Lessee or its affiliates. All Liability, including Liability for any injury, death, or property loss or damages, arising in connection with hazardous substances or environmental conditions shall be governed by the provisions of
Section 9.04 hereof. The foregoing notwithstanding, no party shall have any claim against any other party for interruption of or delay to such party's business or for loss of profit or income.

     (c) Each party hereto covenants and agrees that its obligations under this indemnity will be fulfilled whether or not such Liability arises during the time that this Lease Agreement is in effect or thereafter. The covenants of indemnity contained in this Lease Agreement shall continue in full force and effect notwithstanding the full payment of all sums due under this Lease Agreement, or the satisfaction, discharge or termination of this Lease Agreement in any matter whatsoever.

     SECTION 11.02 -- INSURANCE -- Lessee shall, at its sole cost and expense, procure the following kinds of insurance to be effective during the term of this Lease Agreement, beginning on Commencement Date and promptly pay when due all premiums for that insurance. Upon the failure of Lessee to maintain insurance as provided herein, Lessor shall have the right, in addition to all other remedies available to Lessor under this Lease Agreement or in law or equity, after giving Lessee ten (10) days written notice to obtain insurance and Lessee shall promptly reimburse Lessor for that expense. The following minimum insurance coverage shall be kept in force during the term of this Lease
Agreement:

     Comprehensive General Liability insurance including contractual liability providing bodily injury, including death, personal injury and property damage coverage with a combined single limit of at least Twenty-five Million Dollars ($25,000,000) for each incident and a general aggregate limit of at least Twenty-five Million Dollars ($25,000,000) with self-insured retention or deductibles no greater than One Hundred Thousand Dollars ($100,000). This insurance shall contain Broad Form Liability covering the indemnity provisions contained in this Lease

Agreement, severability of interests and name Lessor and SPTCo as an additional insured with respect to liabilities arising out of Lessee's obligation to Lessor and SPTCo in this Lease Agreement. If coverage is purchased on a "claims made" basis it shall provide for at least a three (3) year extended reporting or discovery period, which shall be invoked should insurance covering the time period of this Lease Agreement be canceled unless replaced with a policy containing the same retroactive date as the policy being replaced. Should the aggregate limit be eroded by forty (40) percent or more, Lessee shall immediately restore the aggregate limit to Twenty-Five Million Dollars ($25,000,000).

      SECTION 11.03 -- INSURANCE COMPANY -- The insurance policy(ies) shall be written by a reputable insurance company or companies acceptable to Lessor or with current Best's Insurance Guide Rating of B and Class VII or better. Such insurance company shall be authorized to transact business in the State of Oregon. If requested, Lessee must furnish a certified copy of all insurance policy(ies) and endorsement(s) to Lessor and/or SPTCo within seven (7) days of such request.

     SECTION 11.04 -- NO RELIEF OF LIABILITY -- Insurance coverage provided in the amounts set forth herein shall not relieve Lessee from liability hereunder in excess of such coverage, nor shall it preclude Lessee or Lessor and SPTCo from taking such other action as is available to it under any other provision of this Lease Agreement or otherwise in law or equity.

     SECTION 11.05 -- ADJUSTMENT OF INSURANCE COVERAGE -- The limits of insurance coverage required under Section 11.02 shall be adjusted every three
(3) years during the term or any extended term hereof based on any increases or decreases in the Consumer Price Index, or any successor index of insurance at such adjusted level is available from any reputable carrier. If the adjusted amount is not available, Lessee shall obtain the highest amount of coverage available.

     SECTION 11.06 -- LESSOR IS ADDITIONAL INSURED -- On or prior to the Commencement Date, Lessee shall have provided to SPTCo a certificate from its insurance company evidencing that Lessee has procured the insurance coverage required herein and named Lessor and SPTCo as an additional insured with respect to liabilities which arise out of Lessee's obligation to Lessor and SPTCo.

     SECTION 11.07 -- INSURANCE CERTIFICATE -- Lessee shall furnish to Lessor and SPTCo annually not later than July 1 of each year, certificate(s) of insurance evidencing the required coverage and endorsement(s), and upon request a certified duplicate of any of those policies. The insurance company(ies) issuing such policy(ies) shall notify Lessor and SPTCo in writing of any material alteration including any change in the retroactive date in any 'claims made' policies or substantial reduction of aggregation limits, if such limits apply, or cancellation thereof at least thirty (30) days prior thereto.



                                  SECTION XII

                                     TAXES


     SECTION 12.01 -- GENERAL TAX INDEMNITY --

     (a) Lessee shall pay and shall reimburse, indemnify, protect and hold harmless Lessor and SPTCo from and against all taxes, fees, governmental charges, withholdings and assessments, of any nature whatsoever, including any interest, fines, additions to tax, and penalties thereon, imposed against Lessor, SPTCo, Lessee, the Lease Agreement or any of the Related Agreements, or the Leased Premises by any Federal, state or local government or taxing authority in the United States or by any foreign government or any subdivision or taxing authority thereof upon, with respect to, as a result of, arising out of, measured by, or in any way relating to the Leased Premises, the possession, use or operation of the Leased Premises, the payment of Full Rent, Annual Rent, Additional Rent or any other amount paid pursuant to the Lease Agreement or any of the Related Agreements, the granting of Annual Credits, any act required or permitted pursuant to the Lease Agreement or any of the Related Agreements, or any transaction contemplated by the Lease Agreement or any of the Related Agreements (all such taxes, fees, governmental charges and assessments, and penalties, interest, fines and additions to tax imposed in connection therewith, being hereinafter called "Taxes"); provided, however, that the foregoing agreement to pay and indemnify shall not apply to: i) any income, franchise, or capital taxes that are on or measured by net income, capital or net worth; and
iii) any taxes imposed as a result of Lessor's activities in connection with its rights and reservations described in Article XV hereof. With respect to Taxes in the nature of property taxes, responsibility for payment of such taxes shall be prorated on a daily basis as of the Commencement Date and the lease termination date with Lessee being responsible, in accordance with the provisions of this Section 12, for the payment of such taxes applicable to the period beginning with the Commencement Date and ending with the lease termination date.

     (b) All reports and returns (including but not limited to any reports or returns with respect to Taxes in the nature of property taxes) required to be made with regard to Taxes shall be prepared and filed timely by Lessee.

     (c) Any Taxes subject to payment or indemnification under this Section
12.01 shall be paid directly by the Lessee when due to the applicable taxing authority if permitted. Lessee shall furnish to Lessor and/or SPTCo photocopies of official receipts evidencing

Lessee's direct payment of such Taxes within five (5) days of payment thereof. If direct payment is not permitted or otherwise is not made, any amount payable to Lessor under this Section 12.01 shall be paid by the Lessee within 10 days after receipt of a written demand therefor from Lessor and/or SPTCo. All such payments shall be made to the Lessor and/or SPTCo by certified mail, return receipt requested at the address specified in Section 20.02(b) hereof. Notwithstanding the foregoing, where a contest is being conducted by Lessor and/or SPTCo pursuant to Section 12.01(d), Lessee shall not be required to make any payments with regard to Taxes at issue in such contest until a final decision has been rendered with regard to such contest.

     (d) If any claim is made against Lessor and/or SPTCo for any Taxes as to which Lessee would have a payment or indemnification obligation pursuant to
Section 12.01 in an amount exceeding $25,000.00, and if Lessor and/or SPTCo reasonably determines that there is substantial authority (within the meaning of Treasury Regulation section 1.6662-4(d)(2)) supporting a legal position upon which Lessor and/or SPTCo may rely in contesting or defending against such claim, Lessor and/or SPTCo shall in good faith and by appropriate legal or administrative proceedings, contest or defend against such asserted claim.
SPTCo shall have full control over any contest or defense conducted pursuant to this Section 12.01(d) and shall not be obligated to appeal any adverse determination by any court. At any time, whether before or after commencing to take the action set forth in this Section 12.01(d), SPTCo may decline to take any such action with respect to all or any portion of a claim by notifying the Lessee in writing that the Lessee is relieved of its obligation to indemnify SPTCo with respect to the claim or portion thereof, as the case may be. SPTCo shall make reasonable efforts to advise the Lessee of all action taken or proposed to be taken by the applicable taxing authority and of all action proposed to be taken by the SPTCo, and shall permit the Lessee upon written request reasonable opportunity to review the content of documentation, petitions, memoranda of fact and law, briefs and stipulations of fact, each relating exclusively to a claim for which the Lessee would have a payment or indemnification obligation pursuant to this Section 12.01; provided, however, that no failure by SPTCo to advise the Lessee of any such action or to permit such review shall prejudice or in any way affect the rights of SPTCo hereunder. Lessee shall pay to SPTCo on demand all reasonable costs and expenses (including but not limited to attorneys' fees) which SPTCo shall from time to time have incurred in connection with contesting or defending a claim pursuant to this
Section 12.01(d).

     (e) If any taxing authority furnishes to Lessee a claim or notice of liability for any Taxes as to which Lessee would have a payment or indemnification obligation under this Section 12, Lessee shall notify Lessor promptly in writing regarding such claim or liability and shall furnish to the Lessor promptly copies of the claim or notice of liability and all other writings received from the applicable taxing authority.

     SECTION 12.02 -- AFTER-TAX BASIS -- Lessee agrees that, with respect to any payment or indemnity to Lessor under Section 12.01(a), and notwithstanding the proviso in Section 12.01(a)(i), Lessee's indemnity obligations shall include any amount necessary to hold Lessor harmless on an after-tax basis from all taxes required to be paid by Lessor with respect to such payment or indemnity (including any payments under this Section 12.03).

     SECTION 12.03 -- SURVIVAL -- Lessee agrees that its obligations under this
Section XII will be fulfilled whether or not any applicable liability arises during the time that this Lease Agreement is in effect or thereafter. Lessee's obligations under this Section XII shall continue in full force and effect notwithstanding the full payment of all sums due under this Lease Agreement, or the satisfaction, discharge or termination of this Lease Agreement in any manner whatsoever.


                                  SECTION XIII

                      LESSEE'S MANAGEMENT RESPONSIBILITIES

     SECTION 13.01 -- NEW TRACK AND OTHER AGREEMENTS -- From and after the Commencement Date, Lessee shall manage all existing industrial track, private crossing and other agreements involving the Track or Track Support Structure. Lessor shall continue to pay any per car reimbursements required under existing industrial track agreements. From and after the Commencement Date, Lessee shall have the right to enter into new industrial track, and other agreements involving the use of the Track or Track Support Structure, provided that in each such case Lessee complies with Exhibit G, Agreement For Handling Agreements
                               ---------
between Lessor and Lessee of each date herewith.

     SECTION 13.02 -- PUBLIC PROJECTS -- Provided that the applicable agreement has been approved in advance in writing by Lessor, Lessee shall be responsible for administering agreements for designing and installing Track and Track Support Structures relating to projects initiated by public agencies, including but not limited to modification of existing or creation of new pedestrian, roadway, drainage and flood control facilities upon, over, under or across the Leased Premises. Lessee shall be deemed the railroad for purposes of paying any railroad share of projects. Lessor shall not be liable for any costs associated with such projects, except to the extent the project was approved and the project funds paid to Lessor.

                                 SECTION XIV

                                  TERMINATION

          SECTION 14.01 -- TERMINATION EVENTS -- This Lease Agreement may be terminated as follows:

     (a)  Lessee:

          (1) upon not less than forty-five (45) days' written notice to Lessor, following Lessee's obtaining all necessary regulatory approvals or exemptions to permit Lessee to discontinue rail operations and has otherwise complied with Section 3.02; and

          (2)  upon occurrence of an event of default by Lessor as set forth in
               Section XVIII

     (b)  Lessor:

          (1)  upon occurrence of an event of default by Lessee as set forth in
               Section XVIII;

          (2) upon acquisition of ownership or control of Lessee by any company or entity, including without limitation any railroad or transportation related company other than Genesee & Wyoming, Inc. or its affiliates without prior written consent of Lessor; and

          (3)  upon the conditions set forth in Section 9.06 above.

     (c)  Tri-Met:

          (1)  pursuant to the terms of a sale agreement.

     SECTION 14.02 -- VACATION OF LEASED PREMISES -- In the event of expiration or termination of this Lease Agreement, Lessee shall vacate the Leased Premises in an expeditious, orderly manner subject to any necessary regulatory approval or exemption within fifteen (15) days of termination or expiration and, in addition, Lessor shall be entitled to all of its remedies under Section XIX hereof.

     SECTION 14.03 -- HOLDOVER PAYMENTS -- If Lessee holds over after having obtained an appropriate ICC discontinuance of service order and SPTCo has not acquiesced in Lessee holding over, then Lessee agrees to pay to SPTCo as monthly liquidated damages and not as a penalty, a sum equal to two times the monthly Full Rent as defined and without any application of any Annual Credits and as required pursuant to
Section 4.01. All hold-over monthly payments shall be payable in advance on the first day of each calendar month.



                                   SECTION XV

                                RESERVED RIGHTS


     SECTION 15.01 -- LESSOR -- Lessor hereby expressly excepts from the lease of the Leased Premises and reserves unto itself, its lessees, licensees, permitees, sublessees, agents, successors and assigns, all of its common law rights as lessor, including without limitation the following exclusive rights with respect to the Leased Premises provided (i) that Lessor or any person or entity claiming through Lessor, shall not materially interfere with Lessee's freight railroad operations on the Leased Premises or materially increase the expenses or costs to Lessee in the exercise of such rights (ii) that Lessor shall meet with Lessee to discuss the proposed exercise of Lessor's reserved rights so as to minimize the effect of such exercise on rail freight operations on the Leased Premises and (iii) Lessor shall be entitled to all revenues derived from all current and future agreements to which Lessor is a party affecting the Leased Premises:

     (a) -- TIMBER AND MINERAL RIGHTS -- The right to use all timber and timber rights, all minerals and mineral rights, interests, and royalties, including, but not limited to, oil, gas, sulfur, iron ore, coal, lignite, uranium, limestone, building stone, caliche, gravel, sand and other hydrocarbon substances, and metallic or other solid minerals, in and under the Leased Premises;

     (b) -- PIPELINE AND COMMUNICATIONS SYSTEMS -- The right to own, construct, reconstruct, maintain, operate, use and remove existing and future pipelines, communication systems, signboards and related facilities of every kind and nature, including, but not limited to, all existing pipelines and telephone, telegraph, television, microwave facilities and fiber optic lines, signboard structures and related equipment and appurtenances;

     (c) -- OTHER USES -- The right to use the Leased Premises for any other commercial, industrial, utility-related or lawful purpose, including, without limitation the right to enter into leases, easements or licenses affecting the Leased Premises for longitudinal or transverse occupancies or crossings; provided, however, Lessee may administer such agreements as specified in Exhibit
                                                                         -------
G, Agreement for Handling of Agreement Matters;
- -

     (d) -- RIGHT OF ACCESS -- A limited right-of-way and right of access across the Leased Premises, for purposes of the exercising any rights with respect to the Leased Premises as set forth in this Section 15.01;

     (e) -- IMPROVEMENTS -- Except as expressly set forth in this Lease Agreement, all improvements presently existing on or hereafter constructed on the Leased Premises shall remain the property of Lessor. Lessor reserves the right to remove from the Leased Premises signals and signal control devices not required for Lessee's operations;

     (f) -- DESIGNATION OF PARCELS TO BE REMOVED FROM LEASED PREMISES -- The right, upon thirty (30) days' prior written notice, to designate to Lessee those parcels or parcel of land (collectively referred to herein as "Parcels") not then used by Lessee for freight rail operations or determined by Lessee not to be reasonably needed for future freight rail operations that Lessor desires to remove from the Leased Premises. Upon receipt of such notice, Lessee shall determine in good faith whether the designated Parcel(s) are being used by it for freight rail operations and, if not, Lessee shall vacate the designated Parcel(s) by the thirtieth (30th) day specified in the designation notice. If the designated Parcel is partially used by Lessee for freight rail operations, the parties shall confer and agree about the scope of the Parcel release.
Lessee shall execute such documents in the form of Exhibit J attached to
                                                   ---------
formalize the release of Parcels. Any Parcel vacated by Lessee shall, from and after such thirtieth (30th) day, be deemed to have been added to Exhibit B
                                                                 ---------
hereto, and this Lease Agreement shall terminate as to such Parcel from and after such date. Lessor and Lessee shall promptly execute an addendum to this Lease Agreement confirming such termination;

     (g) -- WATER RIGHTS -- The right to use all water, water rights and interests in and under the Leased Premises; and

     (h) -- OTHER LESSOR RIGHTS -- Except as to matters that relate to Lessee's use of the Leased Premises for freight rail operations and except as expressly set forth in this Lease Agreement, Lessor shall have the exclusive right to lease, operate, manage and control the Leased Premises and to take all action in connection therewith deemed appropriate by Lessor, at Lessor's sole cost and expense, including without limitation the right to:

          (i) negotiate or renew leases of the Leased Premises upon such terms and leasing rates as Lessor deems appropriate;

          (ii) execute all lease documents, collect rents, security deposits, utility payments and other monies due or to become due from the Leased Premises or its use or possession;

          (iii) terminate tenancies and sign and serve such notices to tenants as are deemed necessary or appropriate by Lessor;

          (iv) institute and prosecute actions to evict tenants as Lessor deems necessary or appropriate;

          (v) sue to recover rents and other sums due, and otherwise to enforce the rights of Lessor with respect to the Leased Premises;

          (vi) settle, compromise and release claims or legal proceedings involving Lessor in respect of the Leased Premises; provided, however, Lessor shall have no right to settle, compromise or release claims affecting Lessee or Lessee's use of the Leased Premises; and

          (vii) admit other operators to provide commuter or rail passenger service.

     Except as to matters that relate to Lessee's use of the Leased Premises for freight rail operations and except as expressly set forth in this Lease Agreement, Lessor shall receive and be entitled to all of the rents, income, receipts, revenues, issues and profits derived from the Leased Premises that have accrued during the term of this Lease Agreement. Lessee is expressly prohibited from using the Leased Premises for any of the uses reserved to Lessor in this Section 15.01.



                                  SECTION XVI

                                 FORCE MAJEURE


     SECTION 16.01 -- Lessee shall have no obligation to operate over any portion of the Leased Premises as to which it is prevented or hindered from operating due to Acts of God, public authority, strikes, riots, or any cause beyond its control; provided, however, Lessee shall use reasonable efforts to take whatever action is necessary or appropriate to be able to resume its operations.


                                  SECTION XVII

                                   DEFEASANCE

     SECTION 17.01 -- Lessee shall not make any use of the Leased Premises which is inconsistent with Lessor's right, title and interest therein or which may cause the right to use and occupy the Leased Premises to revert to any party other than Lessor. So long as the Leased Premises are sufficient to permit Lessee to operate, this Lease Agreement shall not be affected by any determination, whether by judicial order, decree or otherwise, that the ownership of any portion of the Leased Premises is vested in a person other than Lessor and there shall be no abatement of rent on account of such determination.



                                 SECTION XVIII

                               EVENTS OF DEFAULT

     SECTION 18.01 -- The following shall be Events of Default:

     (a) Lessee fails to make payments of Full Rent, Additional Rent or Taxes when due, and such failure continues for thirty (30) days after written notice from Lessor to Lessee;

     (b) Lessee files a petition for bankruptcy, reorganization or other arrangement by Lessee pursuant to the bankruptcy laws or any similar proceeding, which petition is not dismissed within thirty (30) days;

     (c) Lessee fails to maintain the insurance coverage required by this Lease Agreement, or Lessee violates any provision of Sections 9.06, 9.10, 9.11, 9.12, or 11.02; and Lessee shall have no grace period for any such default; or

     (d)  Lessee fails:

          (1)  to maintain the Leased Premises as required in Section III,

          (2) to perform fully any other provision of the Lease Agreement or the Related Agreements (other than failure to make payments of rent which are subject to subparagraph (a) above;

and fails to cure any such breach described in this subsection (d) within forty-five (45) days after receipt of written notice of such breach from Lessor or fails to commence to cure such default within forty-five (45) days, or, once commenced, fails to use due diligence to complete the cure, and complete such cure within 90 days thereafter;

     (e) The filing of any involuntary bankruptcy, receivership or arrangement proceeding or any similar proceeding, against Lessee which filing is not dismissed within sixty (60) days or filing of a voluntary bankruptcy, reorganization or arrangement or any similar proceeding by Lessee; and/or

     (f) Default by Lessee under any of the Related Agreements or any other agreement to which Lessor and Lessee are a party, with Lessee having the opportunity to cure any such default as set forth in such other agreements.



                                  SECTION XIX

                                    REMEDIES

     SECTION 19.01 -- If an Event of Default shall have occurred, Lessor and/or SPTCo (to the extent permitted by and subject to compliance with any mandatory requirements of applicable law then in effect) shall have the following rights and remedies, in addition to all other remedies at law or in equity, or as expressly set forth herein, including without limitation, Lessor's and/or SPTCo's rights to terminate under Section XIV, and none of the following, whether or not exercised by Lessor and/or SPTCo, shall preclude the exercise of any other right or remedy whether set forth in this Lease Agreement or existing at law or in equity.

     (a) -- TERMINATION NOTICE -- Lessor and/or SPTCo may terminate this Lease Agreement by giving Lessee notice in writing at any time. No act by or on behalf of Lessor and/or SPTCo other than giving Lessee written notice of termination (such as entry onto the Leased Premises by Lessor and/or SPTCo to perform maintenance and repairs and efforts to relet the Leased Premises) shall terminate this Lease Agreement. If Lessor and/or SPTCo gives such notice, this Lease Agreement, the term and the right, title and interest of Lessee under this Lease Agreement shall wholly cease and expire in the same manner and with the same force and effect (except as to Lessee's liability) on the date specified in such notice as if such date were the expiration date of the term without the necessity of reentry or any other act on Lessor's and/or SPTCo's part. Upon termination of this Lease Agreement pursuant to this Section 19.01(a), Lessee shall surrender to Lessor the Leased Premises as set forth herein. If this Lease Agreement is terminated pursuant to this Section 19.01(a), Lessor and/or SPTCo shall be entitled to recover forthwith from Lessee as damages all amounts allowed under applicable law including, but not limited to, all costs (including reasonable attorneys' fees and disbursements) of repossession, removing persons or removing property from the Leased Premises, reletting and reasonable repairs in connection with reletting, if any.

     (b) -- REENTER AND TAKE POSSESSION -- Lessor and/or SPTCo may, without demand or notice of any kind to Lessee, terminate Lessee's right of possession (but not this Lease Agreement, except, that Lessee shall NOT incur new liabilities under Sections III, IV, IX and XI after Lessor and/or SPTCo has reentered and taken possession of the Leased Premises) and reenter and take possession of the

Leased Premises or any part thereof, and repossess the same as of Lessor's and/or SPTCo's former estate and expel Lessee and those claiming through or under Lessee, and remove the effects of any and all such persons without being deemed guilty of any manner of trespass, without prejudice to any remedies for arrears of rent or other sums payable under this Lease Agreement or preceding breach of covenants and without terminating this Lease Agreement or otherwise relieving Lessee of any obligation hereunder. Should Lessor and/or SPTCo elect to reenter as provided in this Section 19.01(b), or should Lessor and/or SPTCo take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor and/or SPTCo, from time to time, without terminating this Lease Agreement, shall use reasonable efforts to relet the Leased Premises and each part thereof for such term or terms and at such rental or rentals, and upon such other conditions as Lessor and/or SPTCo may in its reasonable discretion deem advisable, with the right to make reasonable repairs to the Leased Premises. No such reentry, repossession or reletting of the Leased Premises by Lessor and/or SPTCo shall be construed as an election on Lessor's and/or SPTCo's part to terminate this Lease Agreement unless a written notice of termination is given to Lessee by Lessor and/or SPTCo, nor shall it relieve Lessee of its liability and obligation under this Lease Agreement, all of which shall survive such reentry, repossession or reletting. Upon the occurrence of such reentry or repossession, SPTCo shall be entitled to the amount of rent, Additional Rents, and all other sums payable under this Lease Agreement which would be payable hereunder if such reentry or repossession had not occurred, less the net proceeds, if any, of any reletting of the Leased Premises after deducting all of SPTCo's reasonable expenses in connection with such reletting, including, but not limited to, all repossession costs, legal expenses, attorneys' fees, repair costs and expenses of preparation for such reletting, and lessee shall pay such amount to SPTCo on the days on which rent, Additional Rents, and all other sums payable under this Lease Agreement would have been payable hereunder if possession had not been retaken. In no event shall Lessee be entitled to receive the excess, if any, of net rent collected by SPTCo as a result of such reletting over the sums payable by Lessee to SPTCo hereunder, and if this Lease Agreement is terminated by operation of law as a result of SPTCo's actions under this Section 19.01(b), then SPTCo shall be entitled to recover damages from Lessee as provided in Section 19.01(a) above.

     (c) -- LESSEE'S RIGHT TO POSSESSION MAINTAINED -- Lessor and/or SPTCo may maintain Lessee's right to possession, in which case this Lease Agreement shall continue in effect whether or not Lessee shall have abandoned the Leased Premises. In such event, Lessor and/or SPTCo shall be entitled to enforce all of Lessor's and/or SPTCo's rights and remedies under this Lease Agreement, including the right to recover rent and all other sums payable under this Lease Agreement as they become due hereunder.

     (d) -- LESSOR'S AND/OR SPTCO'S RIGHT TO SUE -- Lessor and/or SPTCo shall have the right to collect from Lessee the rents, Additional Rents, and damages provided for above by suit or suits or proceedings brought from time to time on one or more occasions without Lessor and/or SPTCo being obligated to wait until the expiration of the term, or if this Lease Agreement is terminated, the date on which such expiration would have occurred.

     (e) -- LESSOR'S AND/OR SPTCO'S RIGHT TO PERFORM -- If an Event of Default shall have occurred with respect to any payment required to be made by Lessee (other than payment of rent or Additional Rents) or with respect to any other obligations of Lessee under this Lease Agreement, Lessor and/or SPTCo may, but shall not be obligated to, make such payment or, on behalf of Lessee, expend such sum as may be reasonably necessary to perform such obligation. All sums so expended by Lessor and/or SPTCo with interest thereon at the lower of 10% per annum or the highest rate allowed by law from the date of such Event of Default shall be repaid by Lessee to Lessor and/or SPTCo on demand. No such payment or expenditure by Lessor and/or SPTCo shall be deemed a waiver of such Event of Default nor shall it affect any other remedy of Lessor and/or SPTCo by reason of such Event of Default.

     (f) -- COMMON CARRIER DUTIES -- If an Event of Default shall have occurred, anything in this Lease Agreement to the contrary notwithstanding, Lessor may enter the Leased Premises and assume all common carrier duties (including but not limited to the provision of freight service and dispatching), regardless of whether or not this Lease Agreement has been terminated.



                                   SECTION XX

                                 MISCELLANEOUS

     SECTION 20.01 -- ENTIRE AGREEMENT -- This Lease Agreement and Related Agreements referenced herein contain the entire agreement between the parties and supersede all prior oral or written agreements, commitments, or understanding with respect to the matters provided for herein, and no modification of this Lease Agreement shall be binding upon the party affected unless set forth in writing and duly executed by the party to be charged.

      SECTION 20.02 -- NOTICES -- All notices, demands, requests, or other communications which may be or are required to be given, served or sent by either party to the other pursuant to this Lease Agreement shall be in writing and shall be deemed to have been properly given or sent:

     (a) If intended for Lessor, by mailing by registered or certified mail, return receipt requested, with postage prepaid, addressed to Lessor at:

               Vice President - Transportation
               Southern Pacific Transportation Company
               1860 Lincoln Street, 14th Floor
               Denver CO 80295

With a copy to:

               Director-Contract & Joint Facilities
               Southern Pacific Transportation Company
               1860 Lincoln Street, 12th Floor
               Denver CO 80295

               Vice President, Real Estate
               Southern Pacific Transportation Company
               One Market Plaza, Room 870
               San Francisco, CA 94105

               Director, Short Line Relations
               Southern Pacific Lines
               1860 Lincoln Street, 12th Floor
               Denver CO 80295

     (b) If intended for Lessor with regard to Taxes, by certified mail, return receipt requested with postage prepaid and by facsimile to Lessor to:

               Southern Pacific Transportation Company
               Southern Pacific Building
               One Market Plaza, Room 250
               San Francisco, California  94105
                    Attention:  William E. Saul, Tax Department
               Facsimile:  (415) 541-1075

     (c) If intended for Lessee, by mailing by registered or certified mail, return receipt requested, with postage prepaid, addressed to Lessee at:

               General Manager
               Portland & Western Railroad, Inc.
               110 W. 10th Avenue
               Albany, OR  97321

     SECTION 20.03 -- RECEIPT OF NOTICES -- Each notice, demand, request or communication which shall be mailed by registered or certified mail to either party in the manner aforesaid shall be deemed sufficiently given, served or sent for all purposes at the time such notice, demand, request, or communication shall be either received by the addressee or refused by the addressee upon presentation. Either party may change the name of the recipient of any notice, or his or her address, at any time by complying with the foregoing procedure.

     SECTION 20.04 -- ATTORNEY'S FEES -- If any action is brought to enforce the terms of this Lease Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party as part of the prevailing party's costs, the amount of which fees shall be fixed by the court and shall be made a part of any judgment rendered. The "prevailing party" will be the party that prevails in obtaining the remedy or relief that most nearly reflects the remedy or relief that such party sought.

     SECTION 20.05 -- HEADINGS -- All Tables of Contents, Section and Paragraph headings are inserted for convenience only and shall not affect any construction of interpretation of the Agreement.

     SECTION 20.06 --INTERPRETATION -- If any term, covenant, or provision of this Agreement, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then, in such event, the remainder of this Agreement or the application of such terms, covenant, and provision hereof shall remain valid and enforceable to the fullest extent permitted by law, provided, however, if any such invalidity or unenforceability results in a reduction or loss to Lessor of the anticipated economic benefits anticipated by Lessor to be derived from the transportation-related revenues that Lessor would receive from the interchanging of traffic with Lessee, then to the extent permitted by law, Lessee shall indemnify Lessor for any such lost or reduced economic benefits in an amount not to exceed the total amount payable to Lessor as the "Additional Rent" which would result in Lessor's realization of its anticipated economic benefits.

IN WITNESS WHEREOF, the parties have caused this Lease Agreement to be executed in duplicate as of the day and year first herein written.

               SOUTHERN PACIFIC TRANSPORTATION COMPANY

                  /s/ M.D. Ongerten
               BY _________________________________
                       V.P. Strategic Development
               (TITLE)_____________________________


               PORTLAND & WESTERN RAILROAD, INC.

                  /s/ Anthony W. Mogytycht
               BY __________________________________
                       President
               (TITLE)_____________________________

                               TABLE OF EXHIBITS

EXHIBIT A           Land (omitted)
EXHIBIT B           Exclusion from Leased Premises (omitted
EXHIBIT C           Trackage Rights Agreement (appended)
EXHIBIT D           Interchange Agreement (appended)
EXHIBIT E           Radio Frequency Use Agreement (omitted)
EXHIBIT F           Cooperative Marketing Agreement (appended)
EXHIBIT g           Agreement Covering the Handling of Agreement Matters
                    (omitted)
EXHIBIT H           FRA Class Commencement Dates (omitted)
EXHIBIT I           Maintenance Report (omitted)
EXHIBIT J           Form of Authorization of Release of Parcels (omitted)

The Registrant will provide copies of any referenced omitted Exhibits upon written request.

                                 SCHEDULE 3.01

                              to Lease Agreement -
               Tillamook, Westside-Seghers, and Newberg Branches



     Burlington Northern Railroad Company has trackage rights from (1) St. Mary's to Hillsboro, (2) St. Mary's to Tigard, and (3) milepost 741.59 to Tigard and Hillsboro to Schefflin.

     Port of Tillamook Bay has trackage rights from Schefflin to Hillsboro.

                                 SCHEDULE 4.01

                              to Lease Agreement -
               Tillamook, Westside-Seghers, and Newberg Branches

                         PERMITTED INTERCHANGE CARRIERS


     Carrier Initials                                 Carrier Name
     ----------------                                 ------------



          WPRR                Willamette & Pacific Railroad

          POTB                Port of Tillamook Bay Railroad

          HLSC                Hampton Railroad, Inc.

          WVRD                Willamina & Grande Ronde Railway
                                Company

                                SCHEDULE 8.01(G)

                              to Lease Agreement -
               Tillamook, Westside-Seghers, and Newberg Branches

                             ENVIRONMENTAL NOTICES
                             (see Section 8.01(g))



                                      none

                                   EXHIBIT C

                           TRACKAGE RIGHTS AGREEMENT
                       WILLSBURG, OREGON - BROOKLYN YARD


     THIS AGREEMENT, made this 18th day of August, 1995, between SOUTHERN PACIFIC TRANSPORTATION COMPANY, a Delaware corporation, hereinafter "SP", and PORTLAND & WESTERN RAILROAD, INC., a Delaware corporation, hereinafter "PNWR".


RECITALS:
- --------

     WHEREAS, SP owns a line of railway known as the Valley Line between SP's Brooklyn Yard, Portland, Oregon, in the vicinity of SP's Milepost 766.9, and Willsburg Jct., Oregon, in the vicinity of SP's Milepost 765.18, and a line of railway known as the Tillamook Branch between SP's Milepost 740.72 and SP's Milepost 741.59, at Willsburg Jct., Oregon, as shown on Exhibit "A", dated August 18, 1995, attached hereto and made a part hereof, which lines of railway, including all operating sidings used for the purpose of meeting and passing trains, and SP owned portions of existing connections, shall be referred to herein as the "Joint Trackage" (as defined in Exhibit "B" of this Agreement); and

     WHEREAS, SP and PNWR have entered into a Lease Agreement ("Lease Agreement"), dated August 18, 1995, wherein SP leased to PNWR its Westside-Segher Branch which connects to the Tillamook Branch at Hillsboro, Oregon, and the Newberg Branch which connects to the Tillamook Branch at Cook, Oregon, and the Tillamook Branch ("Trackage of PNWR") which connects to the Joint Trackage at Milepost 741.59, Willsburg Jct., Oregon, as shown on Exhibit "A" to this Agreement; and

     WHEREAS, PNWR desires that SP grant to PNWR bridge trackage rights over the Joint Trackage for the sole purpose of operating its Equipment (as that term is defined in Exhibit "B" of this Agreement) between Willsburg Jct., Oregon and SP's

Brooklyn Yard, Portland, Oregon to effecting interchange between the parties pursuant to a separate agreement between SP and PNWR of even date; and

     WHEREAS, SP is willing to allow such use of the Joint Trackage on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, it is mutually agreed by and between the parties:

     1. GENERAL CONDITIONS. The General Conditions as set forth in Exhibit "B" attached hereto are hereby made a part of this Agreement. If any conflict between the General Conditions and this Agreement shall arise, the provisions of this Agreement shall prevail.


     2.  USE OF TRACKAGE.

     (a) SP hereby grants to PNWR, subject to the terms and conditions set forth or referenced herein, the non-exclusive right to use the Joint Trackage for the sole purpose of performing interchange of Equipment in freight carload and intermodal service in the account of PNWR with SP at Brooklyn Yard solely for revenue freight cars having an SP line haul movement routed (I) only over the lines of SP, if such revenue freight cars are moving to or from destination or origin points served by SP, or (ii) via long haul route of SP, if such revenue freight cars are moving to or from destination or origin points not served by SP except as other wise provided in rail transportation contracts of SP or tariffs. The rights granted to PNWR for the use of the Joint Trackage are the only rights granted to PNWR, and PNWR shall have no other rights to use the Joint Trackage other than pursuant to and in accordance with the grant herein. For the purpose of this Agreement, "revenue freight cars" shall include trailers, containers, intermodal cars, and all other types of Equipment used in revenue intermodal service.

     (b) SP is agreeable to permitting Willamette & Pacific Railroad, Inc. ("WPRR"), a common carrier, to act as an agent for PNWR ("Agent") pursuant to this Agreement provided that WPRR shall comply with all the terms and conditions of this Agreement as they relate to the operation of the Equipment of PNWR on and over the Joint Trackage. The naming by PNWR of any other Agent during the term of this Agreement must be approved in writing by an authorized representative of SP before such Agent may operate on or upon the Joint Trackage. However, PNWR shall not be permitted to use more than one (1) agent at any given time.

     Pursuant to the grant of rights by SP to PNWR described in Section
2(a) above, PNWR shall have the non-exclusive right to use the Joint Trackage for the limited operation of its Equipment with its own employees or its Agent and Equipment in its account in bridge operations only over the Joint Trackage in common with SP and such other railroad company or companies as SP has heretofore admitted or may hereafter at any time in the future admit to the joint use of all or part of the Joint Trackage, such other railroad company or companies to hereinafter be considered SP for the purposes of this Agreement, it being understood and agreed that PNWR shall not have the right to:

     (I) Set out, pick up or store freight cars, trailers, containers or other Equipment, upon the Joint Trackage, or any part thereof, except as necessary for handling Equipment that is bad ordered enroute; or

     (ii) Serve or switch any industry, team or house track now existing or hereafter located along the Joint Trackage; or

     (iii) Permit any other person, party or rail carrier to use the Joint Trackage, either directly or indirectly. Specifically, but not by way of limitation, PNWR shall not:

     (1) engage in any haulage arrangement for any other carrier, except for WPRR between Newberg, Oregon and Brooklyn, Oregon; or

     (2) transport Equipment on or over the Joint Trackage which is in the accounts of any other railroad, except WPRR; or

     (3) allow any other railroad to hold itself out to the public by tariff, advertising, or solicitation as providing service on the Joint Trackage; except however, PNWR shall have the right to handle Equipment of Burlington Northern Railroad Company ("BN") which originates or terminates on trackage of BN leased by PNWR for the purpose of interchanging such Equipment to BN at Brooklyn Yard;
or

     (4) authorize, allow, or permit any other railroad to claim points on the Joint Trackage, or which can only be reached via the Joint Trackage, as points served by such railroad, whether in tariffs filed with regulatory agencies, in trade publications, advertising, or otherwise; or

     (5) authorize, allow or permit any other railroad to act as a forwarder or shippers' agent to ship commercial freight via PNWR over the Joint Trackage; or

     (6) grant to any other railroad blanket pricing authority over the Joint Trackage;

provided, however, that the foregoing shall not prevent PNWR, pursuant to a run-through agreement with any other railroad, from using the locomotives and cabooses of such other railroad as its own under this Agreement.

     (iv) Handle Equipment loaded with revenue freight for which SP has not or shall not receive line haul revenues (either under tariff, exempt, or contract arrangements); except that PNWR may handle Equipment both originating and terminating on Trackage of PNWR.

     (v) Provide passenger service. Passenger service shall mean use of Equipment utilized for the transportation of persons who are not officers, employees or invitees of PNWR.

     (vi) Interchange, directly or indirectly, revenue freight cars or other Equipment for origination or termination only with any railroad other than SP or any shortline railroad connecting solely to Trackage of PNWR and listed on
Schedule 4.01 of the Lease Agreement ("Permitted Interchange Carriers". A Permitted Interchange Carrier must originate or terminate cars interchanged to and from SP. The use of a Permitted Interchange Carrier to perform intermediate switching to deliver revenue freight cars to a railroad other than SP or another Permitted Interchange Carrier or origination or termination only will be considered the same as PNWR directly interchanging revenue freight cars with that railroad for the

                                   Exhibit A

                         [ Map of Trackage Rights for
                      Portland & Western Railroad, Inc. ]

                                  EXHIBIT "B"

                               GENERAL CONDITIONS


SECTION 1.  DEFINITIONS
            -----------

      1.1 "Agreement" shall mean that certain agreement to which these General Conditions is appended. The term "Agreement" will include these General Conditions.

     1.2 "Owner" shall mean SP, the party granting the right to use the Joint Trackage (as that term is hereinafter defined).

     1.3 User" shall mean PNWR, the party granted by the Agreement the right to use the Joint Trackage.

     1.4 "Joint Trackage" shall mean track structure of Owner as described in the Agreement including necessary right-of-way and appurtenances and support facilities thereof, including but not limited to signals, signal systems, communications, rail and fastenings, switches and frogs complete, bumpers, ties, ballast, roadbed, embankments, bridges, trestles, culverts and other structures or things necessary for support of and entering into construction thereof, and if any portion thereof is located in a thoroughfare, the terms shall include pavement, crossing planks and other similar materials or facilities used in lieu of pavement or other street surfacing material at vehicular crossings of tracks, culverts, drainage facilities, crossing warning facilities, and all Changes in and/or Additions to (as that term is hereinafter defined), thereto now or in the future located as are required or desirable for the operation of the trains of the parties hereto.

     1.5 "Equipment" shall mean trains, locomotives, cars (loaded or empty), cabooses, vehicles, and machinery which are capable of being operated on railroad tracks, or operated on right-of-way for purpose of the maintenance or repair thereof.

     1.6 "Light Engines" shall mean one or more locomotive units not coupled to cars.

     1.7 "Caboose Hop" shall mean one or more locomotive units coupled to one or more cabooses with no cars attached.

     1.8 "Changes in and/or Additions to" and "Additions" shall mean work projects (including retirements), the cost of which is chargeable in whole or in part to Property Accounts as defined by Uniform System of Accounts for Railroad Companies as prescribed by the Interstate Commerce Commission ("ICC") or any successor agency as of the effective date of this Agreement.

     1.9  "Car Miles" shall mean the car miles operated by the parties over the
Joint Trackage.   Car Miles for any third party, which Owner admits to the use of the Joint Trackage, shall be


deemed to be Car Miles of Owner. Switch engines while performing yard service, switch movements on Joint Trackage while setting out and picking up cars at intermediate stations, business cars and hy-rail and inspection cars, Equipment engaged in work service pertaining to maintenance or operation of and Changes in and/or Additions to the Joint Trackage shall not be counted. Each passenger car, freight car, and caboose shall be counted as one car. Each locomotive shall be counted as two (2) cars. Each platform in an articulated unit of two or more platforms shall be counted as one car.

SECTION 2.   MAINTENANCE, CHANGES IN AND/OR ADDITIONS, OPERATION, AND
             --------------------------------------------------------
             CONTROL
             -------

     2.1 The construction, maintenance, repair, and renewal of the Joint Trackage shall be under the exclusive direction and control of Owner. Owner shall make any Changes in and/or Additions to the Joint Trackage which may be required by law, and progressively during construction these shall become part of the Joint Trackage. Owner may make any Changes and/or Additions to the Joint Trackage which Owner deems necessary or desirable for the safe, efficient, and economical use of the Joint Trackage by the parties, and these shall progressively during construction become part of the Joint Trackage. User may request Changes in and/or Additions to the Joint Trackage which User shall deem necessary or desirable for the safe, efficient, and economical use of the Joint Trackage by the parties, and Owner shall, if it concurs, construct the same upon such terms and conditions as may be agreed upon and they shall become part of the Joint Trackage.

     2.2 The management and operation of the Joint Trackage shall be under the exclusive direction and control of Owner. Owner shall have the unrestricted power to change the management and operations on and over the Joint Trackage as in its judgment may be necessary, expedient, or proper for the operations thereof herein intended.

     2.3 Owner shall employ all persons necessary to construct, operate, maintain, repair, and renew the Joint Trackage. Owner shall be bound to use only reasonable and customary care, skill, and diligence in the construction, operation, maintenance, repair, and renewal of the Joint Trackage and in managing same. The Joint Trackage shall be kept in a state of reasonable repair and reasonably suitable for the combined requirements of the parties and of such other railroad companies as Owner has heretofore admitted or may hereafter admit to use of the Joint Trackage. Notwithstanding anything to the contrary contained in this Agreement, User shall not, by reason of Owner's performing or failing or neglecting to perform any operation, maintenance, repair, renewal, or management of the Joint Trackage, have or make against Owner any claim or demand for any loss, damage, destruction, injury, or death whatsoever resulting therefrom.

     2.4 All officers, agents, and employees of Owner engaged in the management, operation, and maintenance of the Joint Trackage shall perform their duties in a fair, impartial, and just manner.

     2.5 User, at its expense, shall install and maintain upon its Equipment such equipment, radios, or devices as may now or in the future be necessary or appropriate, in the reasonable judgment of Owner, for operation of trains upon the Joint Trackage. User will not, however, be required to install any equipment or devices not in use on Equipment of Owner. Owner shall consult with User prior to the adoption of new communication or signaling systems to be employed on the Joint Trackage which have not theretofore been generally adopted in the railroad industry.

     2.6 If the use of the Joint Trackage shall at any time be interrupted or traffic thereon or thereover be delayed for any cause, neither party shall have or make any claim against the other for loss, damage, or expense of any kind, caused by or resulting from such interruption or delay.

     2.7 Owner may from time to time substitute any track or tracks for those delineated in the Agreement for use by User. When such tracks which are not part of the Joint Trackage are used as provided herein, the Agreement shall govern for purposes of direction and control and liability as if all movement had been made over the Joint Trackage.

     2.8 Each party shall be responsible for furnishing, at its own expense, all labor, fuel, and train supplies necessary for the operation of its own Equipment over the Joint Trackage. In the event a party hereto does furnish such labor, fuel, or supplies to another party hereto, the party receiving same shall promptly, upon receipt of billing therefor, reimburse the party furnishing same for its reasonable costs thereof.

     2.9 The operation by User of Equipment on or along the Joint Trackage shall at all times be in accordance with the rules, instructions, and restrictions of Owner, but such rules, instructions, and restrictions shall be reasonable, just, and fair between all parties using the Joint Trackage and shall not unjustly discriminate against any of them. Owner shall provide User with copies of its rules, instructions and restrictions and all amendments thereto.

     2.10 With respect to operation of Equipment on and over the Joint Trackage, User shall comply with all applicable laws, rules, regulations and orders promulgated by any municipality, board, commission, or governmental agency having jurisdiction thereover and, if any failure on the part of User to so comply shall result in a fine, penalty, cost, or charge being imposed or assessed on or against Owner, Owner shall give prompt notice to User and User shall promptly reimburse and indemnify Owner for such fine, penalty, cost or charge, and all expenses and attorneys' fees incurred in connection therewith, and shall, upon request of Owner, defend such action free of cost, charge, and expense to Owner.

     2.11 User shall be responsible for the reporting and payment of any mileage, per diem, use, or rental charges accruing on Equipment in User's account on the Joint Trackage. Except as may be specifically provided for in the Agreement, nothing herein contained is intended to change practices with respect to interchange of traffic between the parties.

     2.12 All employees of User engaged in or connected with the operations of User on or along the Joint Trackage shall be required to pass periodic examinations on the rules of Owner related to the Joint Trackage, provided, with respect to such examinations that, upon request of User, Owner shall qualify one or more of User's supervisory officers on said rules and such supervisory officer or officers so qualified shall examine all employees of User engaged in or connected with User's operations on or along the Joint Trackage. Pending qualification of train and engine crews of User, Owner shall furnish a pilot at the expense of User, as deemed necessary by Owner to assist in operating trains of User over the Joint Trackage.

     2.13 If any employee of User shall neglect, refuse, or fail to abide by Owner's rules, instructions, and restrictions governing the operation on or along the Joint Trackage, such employee shall, upon written request of Owner, be prohibited by User from working on the Joint Trackage. If either party shall deem it necessary to hold a formal investigation to establish such neglect, refusal, or failure on the part of any employee of User, then upon such notice presented in writing, Owner and User shall promptly hold a joint investigation in which all parties concerned shall participate and bear the expense for its officers, counsel, witnesses, and employees. Notice of such investigations to employees of User shall be given by User's officers, and such investigation shall be conducted in accordance with the terms and conditions of schedule agreements between User and its employees, if any. If, in the judgment of Owner, the result of such investigation warrants, such employee shall, upon written request of Owner, be withdrawn by User from service on the Joint Trackage, and User shall release and indemnify Owner from and against any and all claims and expenses because of such withdrawal.

     If the disciplinary action is appealed by an employee of User to the National Railroad Adjustment Board or other tribunal lawfully created to adjudicate such cases, and if the decision of such board or tribunal sustains the employee's position, such employee shall not thereafter be barred from service on the Joint Trackage by reason of such occurrence.

     2.14 If any Equipment of User is bad ordered en route on the Joint Trackage and it is necessary that it be set out, such bad ordered Equipment shall, after being promptly repaired, be promptly picked up by User. Unless otherwise agreed, Owner may, upon request of User and at User's expense, furnish the required labor and material and perform light repairs to make such bad ordered Equipment safe for movement. The employees and Equipment of Owner while in any manner so engaged or while en route to or returning to Owner's terminal from such an assignment shall be considered Sole

Employees (as hereinafter defined) of User and Sole Property (as hereinafter defined) of User. However, should Owner after repairing such Equipment for User, move directly to perform service for Owner's benefit rather than return to Owner's terminal, then User's exclusive time and liability will end when Owner's employees depart for work to be performed for Owner's benefit. In the case of repairs to freight cars, billing therefor shall be in accordance with the Field and Office Manuals of the Association of American Railroads ("AAR") Interchange Rules and Code of Car Service Rules adopted by the AAR, hereinafter collectively called "Interchange Rules", in effect at the date of performance of the repairs. Owner shall then prepare and submit billing directly to and collect from the car owner for car-owner responsibility items as determined under said Interchange Rules. Owner shall also submit billing to and collect from User any charges for repair to freight cars that are car-owner responsibility items, as determined under said Interchange Rules, should said car owner refuse or otherwise fail to make payment therefor, and for any reasonable costs and expenses incurred by Owner in furnishing labor and material to make repairs to Equipment in User's account which are not recollectible under such Interchange Rules. Repairs to locomotive units shall be billed as provided for in Section 3 of these General Conditions.

     2.15 If Equipment of User shall become derailed, wrecked, or otherwise disabled while upon the Joint Trackage, it shall be rerailed or cleared by Owner, except that employees of User may rerail User's derailed Equipment on the Joint Trackage whenever use of motorized on or off track equipment is not required and prior permission has been granted by Owner. The costs and expenses of clearing derailments and wrecks shall be at User's expense unless otherwise provided for in allocation of liability in Section 5 of these General Conditions.

     2.16 In the event Equipment of User shall be forced to stop on Joint Trackage, and such stoppage is due to insufficient hours of service remaining among User's employees, or due to mechanical failure of User's Equipment, or any other cause not resulting from an accident or derailment, and such Equipment is unable to proceed, or if a train of User fails to maintain the speed required by Owner on the Joint Trackage, or if in emergencies, crippled or otherwise defective Equipment is set out of User's trains on the Joint Trackage, Owner shall have the option to furnish motive power or such other assistance (including but not limited to the right to recrew User's train) as may be necessary to haul, help or push such

Equipment, or to properly move the disabled Equipment off the Joint Trackage. The reasonable costs and expenses of furnishing motive power or of rendering such other assistance shall be at User's expense.

     2.17 User shall be responsible for reporting monthly, to Owner, the statistical data called for in the Agreement, which may include, but is not limited to, number of cars, trains, car miles, train miles, and gross ton miles, operated on the Joint Trackage.

SECTION 3.  BILLING, DEFAULT
            ----------------

     3.1 Billing shall be accomplished on the basis of data contained in a billing form mutually agreed to between the parties. Such billing forms shall contain sufficient detail to permit computation of payments to be made hereunder. Billing shall be prepared according to the rules, additives, and equipment rental rates as published by the Owner. User shall pay to Owner at the Office of the Treasurer of Owner or at such other location as Owner may from time to time designate, all the compensation and charges of every name and nature which in and by the Agreement User is required to pay in lawful money of the United States within sixty (60) days after the rendition of bills therefor. Bills shall contain a statement of the amount due on account of the expenses incurred and services rendered during the billing period.

     3.2 Errors or disputed items in any bill shall not be deemed a valid excuse for delaying payments, shall be paid subject to subsequent adjustment; provided no exception to any bill shall be honored, recognized, or considered if filed after the expiration of three (3) years from the last day of the calendar month during which the bill is rendered and no bill shall be rendered later than three (3) years (a) after the last day of the calendar month in which the expense covered thereby is incurred, or (b) in the case of claims disputed as to amount or liability, after the amount is settled and/or the liability is established. This provision shall not limit the retroactive adjustment of billing made pursuant to exception taken to original accounting by or under authority of the ICC or retroactive adjustment of wage rates and settlement of wage claims.

     3.3 So much of the books, accounts, and records of each party hereto as are related to the subject matter of the Agreement shall at all reasonable times be open to inspection by the authorized representatives and agents of the parties hereto.

     All books, accounts, and records shall be maintained to furnish readily full information for each item in accordance with 49 U.S.C. Section 11161 et
                                                                          --
seq. and the related regulations of the ICC in 49 C.F.R. Part 1201, 1-3, et
- ---                                                                      --
seq., or their successor laws or regulations.
- ---

     3.4 Should any amount become payable by Owner to User under the Agreement, the provisions of Section 3.1 through 3.3 of these General Conditions shall apply with User as the billing party and Owner as the paying party.

     3.5 Should User fail to make any payment when due which User is obligated to make under the Agreement, or fail in any other respect to perform as required under the Agreement, and such default shall continue for a period of six (6) months after notice in writing of such default is given by Owner to User, Owner may at its election exclude User from the use of the Joint Trackage. Thereupon User shall surrender to Owner all said Joint Trackage and shall have no claim or demand upon it, by suit at law or otherwise, on account of said exclusion, provided that failure to make any payment which is the subject of arbitration or litigation between the parties shall not be deemed, pending the decision in such arbitration or litigation, cause of forfeiture hereunder.

     Owner may waive such default, but no action of Owner in waiving any default shall affect any subsequent default of User or impair any rights of Owner resulting therefrom.

SECTION 4.  COMPLIANCE WITH LAWS
            --------------------

     4.1 User shall not treat, store or dispose of petroleum products or hazardous waste or hazardous substances, as defined in (a) the Resource Conservation and Recovery Act, as amended, or (b) the Comprehensive Environmental Response Compensation and Liability Act, as amended, or (c) subsequent legislation regulating discharges into the environment, on the Joint Trackage.

     4.2 Responsibility for Environmental Claims (as defined in Section 4.6, below) as between the parties shall be borne as follows:

     a. User shall be responsible for Environmental Claims to the extent they result from (i) the use of, or presence upon, the Joint Trackage by User or its contractors or invitees, or (ii) the negligence or willful misconduct of User, its contractors or invitees in operations on or over the Joint Trackage; provided, that User shall not be responsible for Environmental Claims that result from releases of hazardous waste or substances if all the following conditions are met: (i) Owner or its contractors or invitees caused the hazardous waste or substances to be present on or about the Joint Trackage, (ii) the release of the hazardous waste or substance is caused by the negligence or wrongful misconduct of Owner or its contractors or invitees, and (iii) negligence or wrongful misconduct of User is not a contributing factor to the release.

     b. Owner shall be responsible for Environmental Claims to the extent that User is not responsible for such claims pursuant to Section 4.2.a, above.

     4.3 Each party shall release the other party to the extent it is responsible for an Environmental Claim, and, to the extent of such responsibility, shall defend, indemnify, protect and save harmless such other party from and against such Environmental Claim and costs associated therewith, including, but not limited to, environmental consultant fees, attorneys' fees, monitoring and testing costs, permitting costs, and third party claims.

     4.4 In the event of any incident, accident, derailment, or vehicle striking or being struck by Equipment (hereinafter "Derailment") involving Equipment operated by a party hereto carrying (i) hazardous materials, substances or wastes, as defined pursuant to Federal or State Law, or (ii) pollutants (hereinafter collectively referred to as "Hazardous Materials") shall occur on the Joint Trackage, any report required by Federal, State or local authorities shall be the responsibility of such party. Each party shall advise the other party immediately of the occurrence of a Derailment involving Equipment operated by the party carrying Hazardous Materials.

     Unless otherwise agreed by the parties, Owner shall undertake any Response Action (as defined in Section 4.5, below) in accordance with all Federal, State, or local regulatory requirements necessitated by a release of Hazardous Materials on

Owner's right-of-way underlying the Joint Trackage from Equipment operated by either party hereto upon the occurrence of a Derailment. User shall have data or a representative available at the scene of any Derailment involving Equipment operated by it to provide information concerning the characteristics of Hazardous Materials released.

     If following a Derailment upon the Joint Trackage Hazardous Materials must be transferred to undamaged cars or other vehicles, unless otherwise agreed by the parties, the party whose Equipment was involved in such Derailment shall perform the transfer; provided, however, that if the Hazardous Materials are in damaged cars of a train of User that are blocking the Joint Trackage, Owner shall transfer the Hazardous Materials; provided further that transfers of Hazardous Materials by User shall only be conducted after being authorized by Owner.

     4.5 In the event any cleanup, response, removal or remediation of any environmental condition on the Joint Trackage is necessary (collectively referred to herein as "Response Action"), neither party shall be entitled to any damages, actual or consequential, by reason of the Response Action's interference with the other party's use of the Joint Trackage. Owner and its contractors shall have full, unrestricted and unconditional access to the Joint Trackage for the purpose of completing or engaging in a Response Action for which Owner has any responsibility or, at Owner's option, a Response Action which Owner has undertaken should User fail to diligently pursue and complete such Response Action to the satisfaction of Owner; provided, however, that any Response Action (a) shall be undertaken and completed pursuant to a work plan (including a schedule) submitted to the other party for its review and, in the case of Owner, approval, and (b) shall not unreasonably, in terms of duration or otherwise, restrict the other party's use of the Joint Trackage. Either party's completion of any of the other party's obligations hereunder shall not be deemed a waiver of such obligations under the Agreement. Owner shall have the right, but not the obligation, to conduct reasonable inspections of any Response Action of User and User shall provide Owner all information requested by Owner regarding any Response Action of User or any Environmental Claims for which User is responsible.

     4.6 The term "Environmental Claims" means the direct costs of any cleanup, response, removal, remediation, natural resource damage, closure and/or post-closure required by any environmental conditions affecting the air, soil, surface waters, ground waters, streams, sediments and similar environmental conditions caused by, resulting from, arising out of, or occurring in connection with the Agreement.

     4.7 The liability and indemnity provisions of this Section 4 shall continue in full force and effect regardless of whether the Agreement is terminated pursuant to any other provision, or the Joint Trackage is abandoned and vacated by User; provided, that the liability and indemnity provisions shall apply only as to those facts and circumstances prior to the termination of the Agreement.

     4.8 The total cost of clearing a Derailment, cleaning up any Hazardous Materials released during such Derailment, and/or repairing the Joint Tracks or any other property damaged thereby shall be borne by the party or parties liable therefor pursuant to the allocation of liability in Section 5 of these General Conditions and Environmental Claims shall be allocated in accordance with
Section 4.2 of these General Conditions.

SECTION 5.  LIABILITY
            ---------

     5.1 For the purpose of this Section 5, the following definitions shall apply:

     "Loss or Damage" shall mean without limitation all claims, liability, cost, and expense of every character including amounts paid under any State or Federal compensation law incident to loss or destruction of or damage to property and injury to and death of persons arising from the performance or existence of the Agreement.

     "Joint Employees" shall mean one or more officers, agents, employees, or contractors of Owner while actually engaged in maintaining, repairing, constructing, renewing, removing, inspecting, or operating the Joint Property or in making Changes in and/or Additions thereto for the benefit of both of the parties hereto, or while preparing to engage in, en route to or from, or otherwise on duty incident to performing such service. Such officers, agents, employees, or contractors shall not be deemed "Joint Employees" while en route from the performance of such work as hereinbefore described to perform service for the benefit of one of the parties hereto.

     "Joint Property" shall mean the Joint Trackage and all Equipment while engaged in maintaining, repairing, constructing, renewing, removing, inspecting, or operating the Joint Trackage or in making Changes in and/or Additions thereto for the benefit of both parties hereto, or while preparing to engage in, en route to or from, or otherwise incident to performing such service. Such Equipment shall not be deemed "Joint Property" while en route from the performance of such work as hereinbefore described to perform service for the benefit of less than all of the parties hereto.

     "Sole Employees" and "Sole Property" shall mean one or more officers, agents, employees, contractors, or Equipment, while engaged in, en route to or from, or otherwise on duty incident to performing service for the benefit of one of the parties hereto. All such officers, agents, employees, contractors, or Equipment, while engaged in, en route to or from, or otherwise incident to repairing Equipment, rerailing, or clearing wrecks or derailments or engaged in the repair or renewal of the Joint Property subsequent to any such wreck or derailment shall, for the purpose of this Section 5, be deemed the Sole Employees and/or Sole Property of the party bearing the cost of repair or of the other Loss or Damage of the wreck or derailment. Such officers, agents, employees, contractors, or Equipment while en route from performing such repair, rerailing, or clearing of wrecks or derailments or renewing the Joint Property to perform another type of service shall not be deemed to be performing service incident to the instant repair, rerailing, or clearing of a wreck or derailment.

     5.2 As between the parties hereto only, each party shall bear all cost of Loss or Damage to (a) its Sole Employees, (b) its patrons, (c) its invitees,
(d) others on its Equipment, and (e) others on or about the Joint Property in transaction of business for or with such party, its Sole Property, or property in its care, custody, or control; except when the Loss or Damage is contributed to by the acts or omissions, negligent or otherwise, of the Sole Employees and/or Sole Property of the other party hereto, with or without the concurring acts, omissions or negligence of Joint Employees and/or Joint Property, in which event the party whose Sole Employees and/or Sole Property contributed to the same shall bear all of the costs, or equally if more than one party's Sole Employees and/or Sole Property shall have contributed to the same.

     Loss or Damage to third parties, Joint Employees, or Joint Property contributed to by the acts or omissions, negligent or otherwise of Sole Employees and/or Sole Property of one or more of the parties hereto, with or without the concurring acts, omissions or negligence of Joint Employees and/or Joint Property, shall be borne by the party whose Sole Employees and/or Sole Property contributed to the same, or equally if more than one party's Sole Employees and/or Sole Property shall have contributed to the same. Loss or Damage to third parties, Joint Employees, or Joint Property involving only Joint Employees, Joint Property, or occurring in such a way that it cannot be determined how such Loss or Damage came about shall be born equally by the Parties.

     5.3 It is understood and agreed that a number of vehicular and pedestrian crossings ("Crossings") of the Joint Trackage presently exist, or may be constructed. User agrees to accept all Crossings in whatever condition they may be during the term of the Agreement and will not assert any claim, demand, or cause of action against Owner and will hold Owner harmless from any claim, demand, or cause of action arising out of any Crossing accident on the Joint Trackage in which the engines, cars, or train of a User only is involved.

     5.4 For the purpose of this Section 5, Equipment of any third party railroad company or companies present on the Joint Trackage and all persons other than Joint Employees engaged in moving such Equipment, shall be considered the Equipment and employees of Owner.

     Equipment, and other property being handled for or used by any party hereto shall, unless Joint Property, be considered the Sole Property of that party for purposes of this Section 5.

     Each party hereto agrees that the acts and decisions of the party hereto performing any management, maintenance, repair, renewal, removal, improvement, operation, or similar function of or for the Joint Property shall be deemed acts and decisions of a Joint Employee.

     5.5 Each party shall pay all Loss and Damage for which such party shall be liable under the provisions of this Section 5, and shall indemnify and save harmless the other party against such Loss and Damage, including any such damages awarded in any court action. Each party hereto shall have the right to settle, or cause to be settled for it, all claims for damages for which such party shall be liable under the provisions of this Section 5 and to defend or cause to be defended all suits for recovery of any such damages.

     In case a suit shall be commended against any party for or on account of Loss or Damage for which the party is solely or jointly liable under the provisions of this Section 5, the party so sued shall give to the other party notice in writing of the pendency of such suit, and thereupon the other party shall assume or join in the defense of such suit.

     In case a suit shall be commenced against either party hereto for or on account of damages for which the other party hereto is solely or jointly liable under the provisions of this Section 5, the party so sued shall give prompt notice to such other party of the pendency of such suit and thereupon such other party may assume (if it is solely liable hereunder) or join (if it is jointly liable hereunder) in the defense of such suit.

     In the event that both of the parties shall be liable hereunder for any damages and the same shall be settled by a voluntary payment of money or other valuable consideration by one of the parties so jointly liable therefor, release from liability shall be taken for and in the name of both parties so liable. In the event of any settlement in excess of Twenty-Five Thousand Dollars ($25,000), the settling party shall notify the other party prior to settlement. Failure of the settling party to so notify the other party prior to settlement shall not relieve the other party of its obligation under the settlement agreement, so long as the settling party's failure to notify did not prejudice the other party and then only to the extent of such prejudice.

     If a judgment shall be recovered against and satisfied by one party involving a liability which should under the Agreement be borne entirely or participated in by the other party, then all expenses of whatsoever nature, including costs and fees connected with such judgment and with the prosecution of the suit upon which it was based, shall be settled between the parties in strict accordance with the provision of the Agreement and the party against which such judgment shall have been recovered shall be promptly reimbursed by such other party to the extent to which the latter is indebted.

     5.6 The foregoing not withstanding, neither party shall have any claim against the other party for its acts, omissions or negligence giving rise to Loss or Damage caused by or resulting from interruption of or delay to such party's business or for special, indirect or consequential damages or for loss of profit or income.

SECTION 6.  ARBITRATION
            -----------

     6.1 If at any time a question or controversy shall arise between the parties hereto in connection with the Agreement upon which the parties cannot agree, such question or controversy shall be submitted to and settled by a single arbitrator within twenty (20) days after written notice by one party of its desire for arbitration to the other party or parties. The arbitrator so selected shall be a person with at least five (5) years of exposure to the concepts of administration, interpretation, and application of joint facility contracts or agreement. If the parties are unable to agree on a single arbitrator, the party demanding such arbitration (the "Demanding Party") shall notify the other party (the "Noticed Party") in writing of such demand, stating the question or questions to be submitted for decision and nominating one similarly qualified arbitrator. Within twenty (20) days after receipt of said notice, the Noticed Party shall appoint an arbitrator and notify the Demanding Party in writing of such appointment. Should the Noticed Party fail within twenty (20) days after receipt of such notice to name its similarly qualified arbitrator, the arbitrator for the Demanding Party shall select one for the Noticed Party so failing. The arbitrators so chosen shall select one similarly qualified additional arbitrator, to complete the board. If they fail to agree upon an additional arbitrator, the same shall, upon application of any party, be appointed by the Chief Judge (or acting Chief Judge) of the United States District Court for the District in which the headquarters office of the Demanding Party is located.

     Upon selection of the arbitrator(s), said arbitrator(s) shall with reasonable diligence determine the questions as disclosed in said notice of demand for arbitration, shall give all parties reasonable notice of the time and place (of which the arbitrator(s) shall be the judge) of hearing evidence and argument, may take such evidence as they deem reasonable or as either party may submit with witnesses required to be sworn, and may hear arguments of counsel or others. If any arbitrator declines or fails to act, the party (or parties in the case of a single arbitrator) by whom he was chosen or said judge shall appoint another to act in his place. After considering all evidence, testimony, and arguments, said single arbitrator or the majority of said board of arbitrators shall promptly state such decision or award in writing which shall be final, binding, and conclusive on all parties to the arbitration when delivered to them. Until the arbitrator(s) shall issue the first decision or award upon any question submitted for arbitration, performance under the Agreement shall continue in the manner and form existing prior to the rise of such question. After delivery of said first decision or award, each party shall forthwith comply with said first decision or award immediately after receiving it.

     Each party to the arbitration shall pay the compensation, costs, and expenses of the arbitrator appointed in its behalf and all fees and expenses of its own witnesses, exhibits, and counsel. The compensation, cost, and expenses of the single arbitrator or the additional arbitrator in the board of arbitrators shall be paid in equal shares by all parties to the arbitration.

     6.2 The books and papers of all parties, as far as they relate to any matter submitted for arbitration, shall be open to the examination of the arbitrator(s).

SECTION 7.  GOVERNMENTAL APPROVAL, ABANDONMENT
            ----------------------------------

     7.1 User shall, at its own cost and expense, initiate by appropriate application, petition or notice and thereafter diligently prosecute proceedings for the procurement of all necessary consent, approval, exception, or authority from any governmental agency for the sanction of the Agreement and the operations to be carried on by User thereunder. Owner, at its expense, shall assist and support said application or petition and will furnish such information and execute, deliver, and file such instrument or instruments in writing as may be necessary or appropriate to obtain such governmental consent, approval, or authority. User and Owner agree to cooperate fully to procure all such necessary consent, approval, or authority.

     7.2 In the event Owner shall be involuntarily dispossessed or under threat of condemnation by competent public authority of the right to operate upon and maintain any portion of its Joint Trackage, Owner shall have no obligation hereunder to provide tracks for User's use, and User shall have and shall make no claim of any kind, legal or otherwise, against Owner for failure to provide such Joint Trackage for User's use.

     7.3 Upon termination of the Agreement, or any partial termination, as the applicable case may be, however the same may occur, User shall be released from any and all manner of obligations and shall be deemed to have forever relinquished, abandoned, surrendered, and renounced any and all right possessed by User to operate over that part of the Joint Trackage to which such termination applied, and as to such part, User shall forever release and discharge Owner of and from any and all manner of obligations, claims, demands, causes of action, or suits which User might have, or which might subsequently accrue to User growing out of or in any manner connected with, directly or indirectly, the contractual obligations of Owner under the Agreement, in all events provided, however, the aforesaid relinquishment, abandonment, surrender, renunciation, release, and discharge of User shall not in any case affect any of the rights and obligations of either Owner or User which may have accrued, or liabilities accrued or otherwise, which may have arisen prior to such termination or partial termination. Upon any termination, Owner will remove from Owner's right-of-way any connecting track, and any exclusive facility of User, at User's expense with salvage to be delivered to and retained by User. Upon any partial termination of the Agreement, however the same may occur, the terms and conditions hereof shall continue and remain in full force and effect for the balance of the Joint Trackage.

     7.4 Each party shall be responsible for any labor claims of, and shall bear the cost of employee protection payable to, its own employees, and the employees of companies affiliated with it, to the extent resulting from the entry into or operation of the Agreement. However, in the event the parties agree that Owner should retain employees or provide additional employees for the sole benefit of User, the parties shall enter into a separate written agreement.

SECTION 8.   OTHER CONSIDERATIONS
             --------------------

     8.1 Nothing in the Agreement contained shall limit the right of Owner to admit other companies to the use of the Joint Trackage or any part thereof on such terms and conditions as are satisfactory to Owner provided such admittance shall not materially hinder or obstruct the fair and reasonable exercise of the rights granted herein. User shall have no right to admit any company, person, firm, or corporation to the use of the Joint Trackage.

     8.2 The Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, lessees, and assigns, but no sale, assignment, mortgage, or lease by User of any interest or right given it under the Agreement, shall be valid or binding without the prior written consent of Owner. No sale, assignment, mortgage or lease by User to a Class 1 railroad or an affiliate thereof may take place without Owner's prior written consent that may be withheld at the sole discretion of Owner.

     8.3 The Agreement and each and every provision hereof is for the exclusive benefit of the parties hereto and not for the benefit of any third party. Nothing herein contained shall be taken as creating or increasing any right in any third person to recover by way of damages or otherwise against any of the parties hereto.

     8.4 If any covenant or provision of the Agreement not material to the right of User to use the Joint Trackage shall be adjudged void, such adjudication shall not affect the validity, obligation, or performance of any other covenant or provision which is in itself valid. No controversy concerning any covenant or provision shall delay the performance of any other covenant or provision. Should any covenant or provision of the Agreement be adjudged void, the parties will make such other arrangements as, under the advice of counsel, will effect the purposes and intent of the Agreement.

     8.5 In the event there shall be any conflict between the provisions of these General Conditions and the Agreement, the provisions of the Agreement shall prevail.

     8.6 All Section headings are inserted for convenience only and shall not affect any construction or interpretation of the Agreement.

                                   *   *   *

                                   EXHIBIT D


                             INTERCHANGE AGREEMENT


     THIS AGREEMENT, made and entered into as of the 18th day of August, 1995 by and between SOUTHERN PACIFIC TRANSPORTATION COMPANY, a Delaware corporation, hereinafter "SP," and PORTLAND & WESTERN RAILROAD, INC., a Delaware corporation, hereinafter "PNWR"; SP and PNWR being sometimes referred to individually as "Party" and collectively called "Parties";

RECITALS:
- --------

          WHEREAS, SP and PNWR desire to enter into and set forth in writing an agreement with respect to the interchange between them of Equipment, as defined in Section 2 hereof, at SP's Brooklyn Yard, Portland, Oregon.

AGREEMENT:
- ---------

          NOW, THEREFORE, it is mutually agreed as follows:

     SECTION 1.

     a. Unless it shall be otherwise agreed between the authorized representatives of SP and PNWR to designate other trackage, SP and PNWR agree to effect the interchange of Equipment at Brooklyn Yard, in the vicinity of SP's Milepost 766.9, Portland, Oregon, on trackage owned by SP, hereinafter termed "Interchange Trackage" as shown on Exhibit "A", dated__________, 1995, attached and made a part hereof. PNWR is granted the right to use, on a non-exclusive basis, all trackage owned and controlled by SP as necessary to effect such interchange; provided, however, PNWR's use of the Interchange Trackage shall be exclusively under the direction and control of the authorized representative of SP who shall specify the exact location within the Interchange Trackage where such interchange shall occur.

     b. Unless otherwise provided by separate written agreement or agreements, PNWR shall not use any track or tracks, or parts thereof of SP that PNWR is not entitled to use by virtue of this Agreement.

     SECTION 2.

     a. The Parties desire, during the term hereof, to use the Interchange Trackage in or incident to the delivery of cars, locomotives, cabooses or other equipment (hereinafter collectively called "Equipment") to be interchanged between the Parties. No Equipment of either Party shall be so placed on the Interchange Trackage in such manner as to interfere in any way with the operation of other Equipment on tracks adjacent to and or connecting with the Interchange Trackage.

     b. Unless it shall be otherwise agreed between the authorized representatives of the Parties hereto, if Equipment of PNWR shall become derailed, wrecked, bad ordered, shifted, stalled, or otherwise disabled while upon the Interchange Trackage, it shall be rerailed, repaired or cleared by SP. The reasonable costs and expenses of such rerailing, repairing or clearing, including any Loss and/or Damage, as defined in Section 6 herein, shall be at PNWR's sole cost and expense, unless otherwise provided for in the allocation of liability in Section 6 of this Agreement.


     SECTION 3.

     a. PNWR shall, with its own employees and at its sole cost and expense, operate its Equipment incident to handling of interchange traffic over the Interchange Trackage but subject, however, to such rules, regulations, and orders as SP may issue. All such rules, regulations and orders shall be reasonable and fair and shall not discriminate against either Party hereto in the use thereof. No employee of PNWR shall engage in or be connected with the operation of Equipment hereunder until he or she shall have been examined successfully on SP's Operating Rules and Regulations applicable to said Interchange Trackage which shall be furnished from time to time by SP.

     b. If any employee of PNWR shall neglect, refuse, or fail to abide by SP's rules, instructions, and restrictions governing the operation on or along the Interchange Trackage, such employee shall, upon written request of SP, be prohibited by PNWR from operating on the Interchange Trackage. If SP shall deem it necessary to hold a formal investigation to establish such neglect, refusal, or failure on the part of any such employee, then upon such notice presented in writing, SP and PNWR shall promptly hold a joint investigation in which all Parties concerned shall participate and each Party shall bear the expense for its officers, counsel, witnesses, and employees. Notice of such investigations to employees of PNWR shall be given by PNWR's officers, and such investigation shall be conducted in accordance with the terms and conditions of labor agreements, if applicable, between PNWR and its employees. If, in the judgment of SP, the result of such investigation warrants, such employee shall, upon written request of SP, be withdrawn by PNWR from service on the Interchange Trackage, and PNWR shall release and indemnify SP from and against any and all claims and expenses because of such withdrawal.

          If the disciplinary action is appealed by such employee of PNWR to the National Railroad Adjustment Board or other tribunal lawfully created to adjudicate such cases, and if the decision of such board or tribunal sustains the employee's position, such employee shall not thereafter be barred from service on the Interchange Trackage by reason of such occurrence.


     SECTION 4. Interchange of Equipment between the Parties shall be in accordance with the Field and Office Manuals of the AAR Interchange Rules and Code of Car Service Rules adopted by the Association of American Railroads ("Interchange Rules"). Equipment shall be considered interchanged between the Parties when the Equipment is placed on designated Interchange Trackage and the locomotive or locomotives of the delivering Party have been uncoupled from such Equipment and the delivering Party has delivered billing to the receiving Party. Notwithstanding the foregoing, if PNWR is not a subscriber to the Interchange Rules the following shall apply:

     a. If Equipment has been interchanged to PNWR and it is lost or damaged, responsibility for such loss or damage shall be the responsibility of PNWR and not SP, and

     b. All Equipment repairs performed by PNWR, its employees, officers, agents or outside contractors shall be done in compliance with Federal Railway Administration Railroad Freight Car Safety Standards, Safety Appliance and Power Brake Laws and the Interchange Rules.

     SECTION 5. PNWR undertakes and agrees, in respect to the use hereunder of the Interchange Trackage and the operation of Equipment thereon and thereover, to comply with all applicable Federal and State laws or regulations, and all applicable rules, regulations, and orders promulgated by any Municipality, Board or Commission with respect thereto for the protection of employees or other persons or parties, and if any failure on its part to comply therewith shall result in any fine, penalty, cost or charge being assessed, imposed or charged against SP, PNWR shall promptly reimburse and indemnify SP for or on account of such fine, penalty, cost or charge; and further agrees in the event of any such action, upon notice thereof being given by SP, to defend such action free of cost, charge or expense to SP.


     SECTION 6. It is the express intention of the Parties that the indemnity provided for in this Agreement shall be as follows:

     a. "Loss and/or Damage" shall mean all damage to any property and injury to or death of any person and all liability therefor, and shall embrace all payments made on account thereof, including, without limitation, expense of rerailing the Equipment and clearing wrecks, amounts paid or payable for environmental cleanup, fines or penalties, amounts paid or payable under all applicable laws and shall also embrace all cost and expense incident to any such injury, death, loss or damage arising in connection with operations under this Agreement. Loss and/or Damage shall also include attorneys' fees and costs in defending against all such claims or alleged claims.

b.   i.   It is understood and agreed that SP shall maintain the Interchange
Trackage in a state of reasonable repair which is reasonably suited for the combined requirements of the Parties hereof; provided, however, PNWR, in operating its Equipment over and upon the Interchange Trackage, shall accept such trackage as it shall find it and shall not, by reason of any failure, deficiency or defect therein or failure or neglect in the maintenance, have or make against SP any claim or demand for any loss, damage, injury or death whatsoever arising from or incident to such deficiency, defect, failure or neglect.

     ii. It is understood and agreed that a number of vehicular and pedestrian crossings ("Crossings) of the

Interchange Trackage to be used for operations hereunder presently exist or may in the future be constructed. PNWR agrees to accept all Crossings in whatever condition they may be during the term of this Agreement and will not assert any claim, demand, or cause of action against SP and will hold SP harmless from any claim, demand, or cause of action arising out of any Crossing accident on the Interchange Trackage in which the Equipment of PNWR only is involved.

     c. Subject to the provisions of Section 6b of this Agreement, liability for Loss and/or Damage shall be fixed between the Parties as follows:

     i. When caused by the acts, omissions or negligence of the employees of only one Party or the defective property of only one Party (other than Interchange Trackage), whether or not in conjunction with the acts, omissions, negligence or defective property of a third party, such Loss and/or Damage shall be borne solely by such Party.

     ii. When caused by the acts, omissions or negligence of the employees of one Party or defective property (other than Interchange Trackage) of one Party in combination with the acts, omissions or negligence of the employees of the other Party or the defective property (other than Interchange Trackage) of the other Party, then, whether or not in conjunction with the acts, omissions or negligence or defective property of a third party, such Loss and/or Damage shall be borne solely by each such Party as to its own employees, contractors, agents, invitees, Interchange Trackage and property other than real property owned by it, and property in its possession, care, custody or control, and equally as to Loss and/or Damage to real property underlying or surrounding the Interchange Trackage, third parties and their property.

     iii. When caused by the sole liability of third parties, without negligence or concurring fault on the part of the Parties, unknown causes, acts of God or any other cause, such Loss and/or Damage shall be borne solely by each Party as to its own employees, contractors, agents, invitees, Interchange Trackage and property, including real property owned by it, and property in its possession, care, custody or control, and equally as to Loss and/or Damage suffered by third parties and their property.

     The foregoing notwithstanding, if such Loss and/or Damage involves only one Party, or the Equipment in the possession or custody of only one Party, that Party shall bear all Loss and/or Damage.

     The foregoing notwithstanding, neither Party shall have any claim against the other Party for its acts, omissions or negligence giving rise to Loss and/or Damage caused by or resulting from interruption of or delay to such Party's business or for special, indirect or consequential damages, for loss of profit, savings, or revenue of any kind whether or not the other Party has been advised of the possibility of such damages.

     Each Party hereto covenants and agrees that it shall forever investigate, release, defend, indemnify and save harmless the other Party, its successors and assigns, from and against any and all liability or claims for damages, costs and expenses herein assumed by it, whether or not such liability or claims arises during the time that this Agreement is in effect or thereafter; provided, however, that the Party liable, in whole or in part, as to any claim or suit filed against the other Party, shall be given prompt written notice thereof and an opportunity to join in or take over, as may be appropriate, the defense and settlement of such claim or suit.

     Each Party hereto may make settlement of any claim for Loss and/or Damage for which it and the other Party hereto may be jointly liable hereunder, but no payment in excess of Twenty-Five Thousand Dollars ($25,000) shall be voluntarily made by any Party in settlement of any such claim without first having obtained in writing consent of the other Party, which consent shall not be unreasonably withheld, and giving of such consent shall not be deemed an admission that such claim involves joint liability. The Party against which a claim in excess of Twenty-Five Thousand Dollars ($25,000) is made for which the other Party hereto may be jointly liable hereunder shall give written notice thereof to such other Party and such Party may join in the defense.

     All releases taken pursuant to the settlement of claims or suits involving joint liability shall include all Parties hereto involved, and copies thereof shall be furnished each of them.

     For the purpose of this Section 6, reference to SP or any term which includes SP, shall include SP and any invitee, permittee or other party using the Interchange Trackage pursuant to a written agreement with SP.

     SECTION 7. Either Party shall be relieved from its performance of this Agreement without penalty if at any time due to reason of any cause or causes beyond either Party's control, including, but not limited to, flood, earthquake, hurricane, tornado or other severe heat or climatic conditions, acts of God, acts of a public enemy, war, blockade, insurrection, vandalism, sabotage, strike, lockout, or other labor disturbance, or governmental law, order, or regulation, or other similar events, either Party is unable to provide the other Party of any or all of the services provided for in this Agreement.


     SECTION 8. PNWR shall, at its sole cost and expense, procure the following kinds of insurance for the term of this Agreement and promptly pay when due all premiums for that insurance. Upon the failure of PNWR to maintain insurance as provided herein, SP shall have the right, after giving PNWR ten
(10) days written notice, to obtain insurance and PNWR shall promptly reimburse PNWR for that expense or, notwithstanding anything to the contrary in Section 8 hereof, to cancel this Agreement. The following minimum insurance coverage shall be kept in force during the term of this Agreement:

     Comprehensive General Liability insurance providing bodily injury, including death, personal injury and property damage coverage with a combined single limit of at least Twenty-Five Million Dollars ($25,000,000) for each incident and a general aggregate limit of at least Twenty-Five Million Dollars ($25,000,000). This insurance shall contain Broad Form Liability covering the indemnity provisions contained in this Agreement, including, without limitation, contractual liability, severability of interests and name SP as an additional insured with respect to liabilities arising out of PNWR's obligation to SP in this Agreement. If coverage is purchased on a "claims made" basis it shall provide for at least a three (3) year extended reporting or discovery period, which shall be invoked should insurance covering the time period of this Agreement be canceled unless replaced with a policy containing the same time period as the policy being replaced. Should the aggregate limit be eroded by forty (40) per cent or more, PNWR shall immediately restore the aggregate limit to Twenty-Five Million Dollars ($25,000,000).

     PNWR warrants that this Agreement has been reviewed with its insurance agent(s)/broker(s) and the agent(s)/broker(s) has been instructed to procure the insurance coverage required herein and name SP as additional insured with respect to liabilities arising out of PNWR's obligation to SP.

     PNWR shall furnish to SP the certificate(s) of insurance evidencing the required coverage and endorsement(s), and upon request of SP, PNWR shall provide certified duplicate of any of those policies. The insurance company(ies) issuing such policy(ies) shall notify SP in writing of any material alteration including any change in the retroactive date in any "claims made" policies or substantial reduction of aggregation limits, if such limits apply, or cancellation thereof at least thirty (30) days prior thereto.

     The insurance coverage policy(ies) shall be written by a reputable insurance company or companies reasonably acceptable to SP or with current Best's Insurance Guide Rating of B and Class VII or better. Such insurance company shall be authorized to transact business in the State of Oregon. If requested, PNWR must furnish a certified copy of all insurance policy(ies) and endorsement(s) to SP within seven (7) days of such request.

     Insurance coverage provided in the amounts set forth herein shall not be construed to otherwise relieve PNWR from liability hereunder in excess of such coverage, nor shall it preclude PNWR or SP from taking such other action as is available to it under any other provision of this Agreement or otherwise in law or equity.

     The insurance coverage limits required under this Section 8 shall be adjusted every five (5) years during the term or any extended term hereof based on any increases or decreases in the Consumer Price Index, or any successor index if insurance at such adjusted level is available from any reputable carrier. If the adjusted amount is not available, PNWR shall obtain the highest amount of coverage available.


     SECTION 9. In the event either Party breaches any part of this Agreement, the other Party shall be entitled to all its lawful remedies under this Agreement or at law or equity.

     SECTION 10. This Agreement supersedes all prior negotiations or agreements between the Parties, whether written or oral, relating to the subject matter hereof, and is intended to be the entire and complete statement of the terms of this Agreement between the Parties and, except for the designation of track provided in Section 1 hereof, may be amended or modified only by a written instrument executed by the Parties.


     SECTION 11. This Agreement shall take effect as of the Lease Commencement date first hereon written and shall remain in effect thereafter until terminated by either Party upon giving not less than thirty (30) days' written notice to the other Party to at effect. Termination of this Agreement for any reason shall not affect any liability or obligations of the Parties which accrued hereunder prior to such termination.


     SECTION 12. This Agreement is exclusively for the benefit of the Parties hereto and not for the benefit of any third party. This Agreement shall inure to the benefit of and shall be binding upon Parties, their successors and assigns. Either Party may waive any default at any time without affecting or impairing any right arising from any other default.


     SECTION 13. All notices, demands, requests, or other communications which may be or are required to be given, served or sent by either Party to the other pursuant to this Agreement shall be in writing and shall be deemed to have been properly given or sent:

     a. If intended for SP, send registered or certified mail, return receipt requested, with postage prepaid, and address to SP as follows:


          Executive Vice President - Operations
          Southern Pacific Transportation Company
          1860 Lincoln Street, Suite 1400
          Denver, CO 80295

        With a copy to:

          Director Contracts and Joint Facilities

          Southern Pacific Transportation Company
          1860 Lincoln Street, Suite 1200-911
          Denver, CO 80295

     b. If intended for PNWR, send registered or certified mail, return receipt requested, with postage prepaid, and address to PNWR as follows:

          General Manager
          Portland & Western Railroad, Inc.
          110 W. 10th Avenue
          Albany, OR 97321

or such other address as may be designated by either Party.

     SECTION 14. The parties agree that a separate interchange agreement that includes the Burlington Northern Railroad Company is necessary and both agree to diligently pursue such an agreement on terms substantially similar to those contained herein.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in duplicate as of the date first above written.


                    SOUTHERN PACIFIC TRANSPORTATION COMPANY

                            /s/ M.D. Ongerten
                         By__________________________________
                              V.P. Strategic Development
                              _______________________________
                              (Title)


                    PORTLAND & WESTERN RAILROAD, INC.
                            /s/ Anthony W. Mogytycht
                         By_________________________________
                              President
                              ______________________________
                              (Title)

                                   Exhibit A

                      [ Map of Brooklyn Yard Interchange
                        Trackage for Portland & Western
                                Railroad, Inc.]

                                   EXHIBIT F



                        COOPERATIVE MARKETING AGREEMENT



This Cooperative Marketing Agreement ("CMA") is made this 18th day of August 1995, by and between the PORTLAND & WESTERN RAILROAD, INC. hereinafter called "Carrier" and SOUTHERN PACIFIC TRANSPORTATION COMPANY, a Delaware Corporation, hereinafter called "SPT."


RECITALS:

This CMA is part of the Lease Agreement ("Lease") between the parties. This CMA describes the agreement between Carrier and SPT with respect to their joint commercial efforts to market rail transportation to and from the Rail Lines (as "Rail Lines" is defined in the Lease).

AGREEMENT

1.   Term:

    The effective period of this CMA will run concurrent with the Lease. In the event the Lease is terminated, this (CMA shall terminate simultaneously.


2.  Switching Carrier:

    Carrier will operate the Rail Lines as a switching carrier for interchange traffic. Carrier's initial charges for interchange switching service will be published by Carrier in public tariffs at the amounts shown on Exhibit A and SPT will fully absorb these charges. The charges in Exhibit A do not apply on TOFC or COFC traffic. SPT will be responsible for billing customers for line haul transportation services on interchange traffic.

    (a) By operating as a switching carrier, Carrier grants to SPT Carrier's automatic concurrence to any pricing action that SPT may wish to take for line haul services to and from Rail Lines.

    (b) Carrier and SPT intend that Carrier's switch charges and SPT's absorptions will remain equal to each other. Should Carrier elect to establish charges higher than the amounts absorbed by SPT, Carrier shall be responsible for billing and collecting the unabsorbed charges from customers served by Rail Lines.

     (c) In the event that specific switching charges and absorptions are negotiated between SPT and Carrier that differ from those in Exhibit A, then those negotiated arrangements will apply and will take precedence over the charges and absorptions contained herein or those published in tariff form. Letters of Agreement naming the agreed upon charges and absorptions will be signed by Carrier and SPT to document the agreements reached.

     (d) Except as provided in Section 2(c) above, SPT's absorption of Carrier switching charges shall not be adjusted for a period of two (2) years from the date first herein written, unless mutually agreed upon by both parties.

     (e) SPT shall not raise its line haul rates solely to recover SPT's absorption of Carrier's switching charges.

    (f) Carrier shall establish, collect, and retain charges for shipments and services wholly on the Rail Lines. Carrier will establish, collect, and retain demurrage charges on Rail Lines.

3.  RENEGOTIATION:

    After the first two years, the parties may agree to review the charges and absorptions on an annual basis. Any adjustment resulting from the review will be recorded as an amendment to the CMA and reflected in the appropriate tariffs.

4.  EQUIPMENT:

    (a) The Code of Rules of the Association of American Railroads ("AAR") governing the interchange and accounting of freight vehicles between railroads then in effect shall apply. SPT and Carrier will jointly determine whether this Agreement should be amended to accommodate the Interstate Commerce Commission's ruling on car hire deprescription.

    (b) Carrier and SPT intend that SPT will be the sole provider of railroad marked freight cars for loading on line for interchange to SPT. Accordingly, Carrier will not acquire or make any separate arrangements for freight cars for loading in interchange service on the Rail Lines without SPT's specific written agreement for each such arrangement or acquisition, which SPT will not unreasonably withhold.

    (c) Carrier will not use SPT-owned or leased freight cars for shipments moving wholly on the Rail Lines, except as agreed in writing by Carrier and SPT.

    (d) Carrier will not grant OT-5 authority for private freight cars without SPT's agreement, in writing, for each such grant, which SPT will not unreasonable withhold.

    (e) Carrier and SPT will meet periodically to plan for the equipment needs of the shippers on the Rail Lines, and to review the availability of freight cars on SPT to meet those needs.

    (f) To the extent possible, Carrier will order equipment from SPT at least seven (7) days in advance of date equipment is requested for delivery by SPT to Carrier. Carrier will contact appropriate SPT Customer Service center personnel to request the equipment type required and the number of cars for each equipment type. SPT reserves the right to substitute suitable equipment types to satisfy specific equipment orders.

    (g) Except as required by AAR interchange rules, Carrier shall not make repairs to freight equipment bearing SP, DRGW, SSW, VCY, GVSR, or CRLE reporting marks (or, after a merger between SPT and another railroad, the reporting marks of the mergering partners and their constituent companies reporting marks) in labor dollars exceeding $500 plus appropriate AAR material prices for any car without advance authority from SPT's Mechanical Department.


5.  Car Hire

    (a) Carrier is responsible for car hire owed to car owners (including SPT) for freight vehicles while on the lines of Carrier.

    (b) Irrespective of the Code of Car Hire Rules - Freight as it applies to switching carriers, or as it may apply in the future, Carrier may not reclaim from SPL hourly car hire for freight cars used in interchange service, and freight cars will be in Carriers's car hire accounts for the entire time the freight cars are on the Rail Lines, subject to the following exceptions:

        (1) On loaded freight cars delivered to Carrier in error, Carrier will be relieved of the obligation to pay car hire for the time such freight cars are on the lines of Carrier for actual time up to but not to exceed 48 hours.

        (2) On empty freight cars delivered to Carrier that are delivered to Carrier without car orders, as reflected in SPT Car Order System, the freight cars must be returned in interchange to SPT. Carrier will be relieved of obligation to pay car hire for the time such freight cars are on the lines of Carrier for actual time up to but not to exceed 48 hours. In the event Carrier elects to load cars delivered under this paragraph (2), Carrier must place a valid car order with a want date the same as the car order date and no reclaim will be allowed.

        (3) On empty freight cars ordered by Carrier and delivered early to Carrier, as supported by the difference between interchange delivery records of SPT in TOPS for Carrier, Carrier will be relieved of the car hire obligation for the time period between the interchange delivery time, and the car order want date.

        (4) On empty freight cars ordered by Carrier and subsequently found to be unsuitable for loading and returned empty to SPT, subject to the provisions of Section 4 (g), Carrier will be relieved of car hire obligation from the time delivered empty to Carrier until delivered empty to SPT for actual time up to but not to exceed 48 hours.

        (5) Carrier must document each of the claims for per diem relief under this subsection with the following information as applicable to Carrier's claim for relief under subsection (1) through (4) hereof: car number, time and date of interchange to Carrier, time and date of interchange to SPT, and number of hours reclaimed by Carrier. A car order number for each car claimed, car order delivery date requested, time and date of car rejection for mechanical reasons (subject to Section 4 (g))and reason for rejection. A claim for relief with respect to any car shall be denied for such car unless the complete data as described in this subsection for such car is provided to SPL and accompanies the claim.


6.  Charges of Connecting Railroads

    Carrier will not be required to absorb the switching charges of the Port of Tillamook Bay Railroad (POTB). These charges will continue to be absorbed in whole or in part by SPT.

7.  Claims:

    Association of American Railroads ("AAR") Freight Claim Rules shall govern the distribution of payments for loss and damage to cargo.

B.   Billing for Switching:

     Unless otherwise agreed upon by both parties, the procedures outlined below will be used for payment for switching services:

     Carrier shall, on a monthly basis, bill SPT for payment of authorized absorbed switching charges, submitting a switching settlement statement showing the name of shipper/consignee, date of interchange, car initial and number, commodity, origin and destination city and state.

     Two copies of the switching settlement statements for the previous month's switching activities shall be sent by the 5th of the month, one to each of the addresses indicated below:

          Manager of Revenue Reports
          ATTN:  Freight Revenue Bureau-Switching Settlement Desk
          Southern Pacific Transportation Company
          P. 0. Box 7990
          San Francisco, CA 94120-7990

          Southern Pacific Transportation Company
          Customer Service Center
          Attn:  Switching Settlement Desk
          P. 0. Box 5482
          Denver, Colorado 80217-5482

      SPT shall process the switching settlement statements by the 10th of the month. Carrier may draft on SPT's bank account for payment no sooner than the 20th of the month for the previous month's switching activities.

      In the event exceptions to the switching settlement statement occur, SPT shall deduct from the following month's switching settlement statement, the difference between the billed amount and the correct amount.

9.  NOTICES:

    Any notice, election, proposal, payment or objection or other document required or permitted to be given pursuant to this CMA shall be put in writing and hand delivered to the addressee or deposited first class or overnight, postage prepaid, in the United States mail addressed as follows:


    TO CARRIER:  General Manager
                 Portland & Western Railroad Inc.
                 110 West 10th Avenue
                 Albany, OR 97321

   Carbon Copy:  Executive Department
                 Genesee & Wyoming Industries, Inc.
                 71 Lewis Street
                 Greenwich, CT 06830

    TO SPT:      Director - Short Line Relations
                 Southern Pacific Transportation Company
                 P.O. Box 5482
                 Denver, CO 80217-5482
                 (303) 812-7415

    Any party, from time to time, by written notice to the other, may change its address for further notices hereunder. In case of emergency or where circumstances do not reasonably permit waiting for delivery of written notice by mail, oral notice or notice by telephone may be communicated to the appropriate person and shall be effective when thus given, if and provided such notice is promptly confirmed and repeated in substance in writing in accordance with this paragraph.

10. SCOPE:

    This CMA constitutes the entire CMA between the parties with respect to the subject matter hereof, and no modification or alteration of the terms hereof shall be binding unless such modification or alteration shall be in writing executed by the parties. If any term, covenant, or provision of this CMA, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in such event the remainder of this CMA or the application of such terms, covenant, and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

11. Non-disclosure:

    No party hereto shall disclose any information regarding any part of the CMA except co affiliates, agents and its auditors, or as may be required by law, or upon written approval of all parties hereto.

12. Assignment:

    This CMA may not be assigned, subleased, or transferred by Carrier without the prior written consent of SPT whose consent shall not be unreasonably withheld.


IN WITNESS WHEREOF, the parties have executed this CMA as of the date first above written.


                    SOUTHERN PACIFIC TRANSPORTATION COMPANY
                    /s/ M. D. Ongerten
                    _______________________________________
                    Signature

                    V.P - Strategic Development
                    _______________________________________
                    Title



                    PORTLAND AND WESTERN RAILROAD INC.

                    Anthony W. Mogytycht
                    _______________________________________
                    Signature

                    President
                    _______________________________________
                    Title

================================================================================
                                   EXHIBIT A
                        COOPERATIVE MARKETING AGREEMENT

================================================================================

                               SWITCHING CHARGES
                       PORTLAND & WESTERN RAILROAD INC.

- --------------------------------------------------------------------------------
  TRAFFIC                        INTERCHANGE                SWITCH CHARGE
DESCRIPTION                         POINT                   PER LOADED CAR

================================================================================
Willamette & Pacific
Railroad (WPRR)                    N/A                         No Charge
Traffic

Port of Tillamook Bay           Brooklyn, Oregon               $100.00
Railroad (POTB)                 Eugene, Oregon
Traffic

Inbound Boxcars                 Brooklyn, Oregon               $160.00
                                Eugene, Oregon

Woodchips                       Brooklyn, Oregon               $100.00
                                Eugene, Oregon

Outbound Boxcars                Brooklyn, Oregon               $250.00
                                Eugene, Oregon

Grain                           Brooklyn, Oregon               $175.00
Outbound                        Eugene, Oregon

All Other                       Brooklyn, Oregon               $280.00
                                Eugene, Oregon

================================================================================

                      [ 7 Pages of charts and graphics ]

S2104       APPLICATION FOR LEASE, LICENSE OR EASEMENT        Date: __/__/__

cc:__________________________  _________________________    ( ____ )

   __________________________  _________________________

o  Full and correct name of Applicant: ______________________________________

   __________________________________________________________________________
o  Applicant DBA: __Individual __ Corporation __Partnership __Public Body

o  Billing address: (1) _____________________________________________________
   Billing address: (2) _____________________________________________________

o  Railroad Station _________________________ Mile post _____________________
   City __________________________ County _________________ State ___________
o  Location shown on Drawing No. _________________________ Dated ____________

o  Ground used for: _________________________________________________________

o  Commodity(ies) handled: ________________ If dangerous, chemical names:
   __________________________________________________________________________
o If ascertainable, give description of kind and approximate value of structure applicant proposes to erect on premises: _______________________

o  Kind of existing improvements on premises, and by whom owned: ____________
   __________________________________________________________________________
0. Effective date of agreement: ______________________ Term desired: ________
   __________________________________________________________________________
1. Takes place of __ Lease __ Document __ Deed Audit _____ In favor of:____ ______________________________________________ Annual rent: $ ____________
   Plus taxes __ Yes __ No ______________________ Annual rent: $ ____________

2. Are there any existing easement, leases, licenses on the property that will affect Lessee's, Licensee's, Grantee's use: __ yes _ no
   (If yes, show on drawing)

3. Lease, License, Easement should contain special clause or clauses to the following effect: ________________________________________________________
   __________________________________________________________________________

4. Does property deed, of which this lease or license forms a part, contain covenant or condition prohibiting any use. If so, state deed reference:__

5. Are there any unusual facts which might have a bearing on rental or do you have any recommendations as to rental? ___________________________________

                                   TRACKAGE

6. To be served from existing track? __ Feet of trackage to serve proposed Lessee ____________ By whom owned? _______________________________________
   Kind of track __ team __ yard __ industrial __ other Derails required?___ Kind of track (team, yard, industrial, etc.) ________________ Spins #_____

EMARKS: _____________________________________________________________________
- -----------------------------------------------------------------------------

                                                                       CS-2104
                              xxxxxxxxxxxxxxxxxx
      xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
  xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

Copies to:  ________________________      DATE: _______________________
            ________________________      FILE: _______________________
            ________________________      DOC AUD NO: _________________
            ________________________

1.  Full and correct name of applicant: ______________________________________

2. Applicant doing business as: __ individual __ corporation __ partner-ship

3.  Billing address:  number and street ______________________________________
    City ______________________ State ______________________ Zip Code ________

4.  Railroad Station: ________________________ xxxxxx ________________________
    City _______________________ County ___________________ State ____________

5.  Location(s) illustrated on Drawing No: ___________________________________

6.  xxxxxxxxxxxxxxxxxxxxxxxxxxx ______________________________________________

7.  xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx ____________

8.  xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx __________________________

9.  xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx: _________________

10. Commodity(ies) handled: __________________________________________________
    __________________________________________________________________________

11. xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx _________________________

12. xxxxxxxxxxxxxxx __ Yes  __ No; if yes, at whose expense? _________________

13. xxxxxxxxxxx ______________________________________________________________
    __________________________________________________________________________

14. Effective date of agreement: ___________________ Term desired: ___________

15. Takes place of Document/Lease Audit No: __________________________________

16. Proposed agreement should contain special provision(s) to following effect:
    __________________________________________________________________________
    __________________________________________________________________________
    __________________________________________________________________________


                                    REMARKS
                                    -------

17.    _______________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

RECOMMENDED: ___________________________ RECOMMENDED:_________________________

APPLICATION FOR PRIVATE ROADWAY CORSSING

                                FILE: ___________________________
                                DATE: ___ - ___ - 94

ORIGINAL TO: MR. E. P. REILLY - SAN FRANCISCO
COPIES TO:   MR. W. E. FOWLER - SAN FRANCISCO

1.   NAME AND BILLING ADDRESS OF APPLICANT:

     _______________________________________________
     _______________________________________________
     _______________________________________________

2.   RAILROAD STATION: _______________________ DIVISION: ___________________
     ROUTE SYMBOL AND MILEPOST: ___ - ____ - ___
     CITY:  _________________________  COUNTY:  _______________  STATE: ____
     CONGRESSIONAL GRANT PROPERTY:  YES __  NO __

3.   ACCOMPANYING DRAWING: ___ - _____ DATED:  __ - __ - __

     VIEW CONDITIONS:  LOOKING WEST:  LEFT SIDE:  ____ FEET
                                      RIGHT SIDE:  ___ FEET

                       LOOKING EAST:  LEFT SIDE:  ____ FEET
                                      RIGHT SIDE: ____ FEET

     M.P. TO NEAREST PUBLIC CROSSING:  WEST: ___ - ___ - ___
                                       EAST: ___ - ___ - ___

4.   CHECK ONE:
     NEW CROSSING __  WIDTH OF NEW/EXISTING CROSSING:  ___ FEET
     EXISTING PROTECTION: STOP SIGNS __ OTHER __ (EXPLAIN UNDER REMARKS) ADDITIONAL USER OF EXISTING CROSSING __ TO COVER EXISTING USE BY AGREEMENT __ OTHER __ (EXPLAIN UNDER REMARKS)

5. IF EXISTING CROSSING, NAME OF LICENSEE: ____________________________ AUDIT NUMBER OF AGREEMENT: ____________
     AGREEMENT OF RECORD:  YES  __  NO __

6.   IS THE CROSSING, EXISTING OR PROPOSED, NECESSARY TO PROVIDE
     ACCESS: YES __ NO __ CAN EXISTING CROSSING BE CLOSED: YES __ NO __ IF THERE IS A NEARBY EXISTING CROSSING, WHY CANNOT IT BE USED:
     ____________________________________________________________________
     ____________________________________________________________________

7. IS ALTERNATE ACCESS AVAILABLE: YES __ NO __. CAN IT REASONABLY BE MADE AVAILABLE: YES __ NO __

8.   IS THE CROSSING REQUIRED AS A CONDITION OF RIGHT OF WAY ACQUISITION
     DEED:  YES __ NO __.  IF SO, SHOW DEED AUDIT NUMBER ________________

9.   TYPE OF VEHICULAR USAGE: ___________________________________________
     ESTIMATED AVERAGE DAILY TRAFFIC: _________________

10. MAIN TRACK __ SINGLE __ DOUBLE __ SIDING __ BRANCH MAIN TRACK __ DRILL TRACK __ SPUR TRACK __ OTHER __

     AVERAGE NUMBER OF TRAIN MOVEMENTS: __ DAILY, OR __ WEEKLY.
     MAXIMUM AUTHORIZED SPEED: __ MPH

11.  DO YOU RECOMMEND AUTOMATIC WARNING DEVICES:  YES __  NO __
     IF SO WHAT TYPE? ____________________________________________________
     WHO IS TO PAY COST OF INSTALLATION: _________________________________

12.  REMARKS: ____________________________________________________________
     ________________________________________________________________
     ____________________________________________________________________

13.  DO YOU RECOMMEND APPROVAL: YES __  NO __

14.  IF COST ESTIMATES ARE INVOLVED, SUBMIT ENGINEER'S REPORT.


- --------------------------------------    ---------------------------------
       DIVISION ENGINEER                        SUPERINTENDENT